Exhibit 10.2
EXECUTION VERSION
$119,200,000
TERM LOAN AGREEMENT
dated as of March 16, 2023
SUN COUNTRY, INC. (D/B/A SUN COUNTRY AIRLINES),
as Company,
SUN COUNTRY AIRLINES HOLDINGS, INC.,
as Guarantor,
CERTAIN LENDERS FROM TIME TO TIME PARTY HERETO
UMB BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Facility Agent,
and
UMB BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Security Trustee and as Account Bank

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(continued)
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(continued)
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ANNEX 1	- Commitments
SCHEDULE 1	- Aircraft and Engines
SCHEDULE 2	- Initial Permitted Lease and Other Lease Documents
SCHEDULE 3	- Amortization Schedules
EXHIBIT A	- Form of Notice of Borrowing
EXHIBIT B	- Form of Mortgage and Security Agreement
EXHIBIT C	- Form of Assignment and Assumption

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TERM LOAN AGREEMENT dated as of March 16, 2023 (the “Agreement”), among SUN COUNTRY, INC. (d/b/a Sun Country Airlines), as borrower (the “Company”); SUN COUNTRY AIRLINES HOLDINGS, INC., as guarantor (the “Guarantor”); each of the entities that is a signatory under the caption “LENDERS” on the signature pages hereto, and each entity that becomes a “Lender” after the date hereof pursuant to Section 13.04(b), as lenders (individually, a “Lender” and, collectively, the “Lenders”); UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as facility agent for the Lenders (in such capacity, together with its successors in such capacity, the “Facility Agent”); and UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as security trustee for the Lenders (in such capacity, together with its successors in such capacity, the “Security Trustee”) and as account bank (in such capacity, the “Account Bank”).
The Company has requested the Lenders to make loans to the Company to be used for acquisition of the Aircraft and for other general corporate purposes, and the Lenders are prepared to make such loans on and subject to the terms and conditions hereof. Accordingly, the parties agree as follows:
Section 1.Definitions.
1.01    Certain Defined Terms. As used herein, the following terms have the following respective meanings:
“Account Bank” means UMB Bank, National Association or such other account bank as may be selected by the Company and approved by the Facility Agent (acting at the instructions of the Majority Lenders) from time to time.
“Act” means Part A of Subtitle VII of the United States Transportation Code (49 U.S.C., §§ 40101 et seq.).
“Actual Knowledge” means, with respect to any Person, actual knowledge of a vice president or more senior officer of such Person or any other officer of such Person having responsibility for the transactions contemplated by the Operative Documents.
“Adjusted Term SOFR” means, for the purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Credit Spread Adjustment.
“Advance Amount” means, in respect of an Aircraft, the lesser of (a) the “Aircraft Loan Amount” specified for such Aircraft on Schedule 1 and (b) the product of (x) 75% and (y) the Purchase Price of such Aircraft.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” means (a) any Lender making a claim under Section 5.01 or Section 5.05, and (b) any Market Disruption Affected Lender.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Shares, by contract or otherwise.

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“Agent Fee Letter” means that certain letter agreement dated March 16, 2023, among the Company, the Facility Agent and the Security Trustee relating to the agency fees payable in connection with the Loan Documents.
“Agent Group” has the meaning set forth in Section 11.02(b).
“Agents” means, collectively, the Facility Agent, the Security Trustee and the Account Bank.
“Aircraft” means (i) individually, an Airframe, together with the related Engines, whether or not any of such Engines may at any time of determination be installed on such Airframe or installed on any other airframe and (ii) collectively, all such Aircraft, in each case, as financed pursuant to this Agreement.
“Airframe” means (a) each aircraft (including, in each case, the winglets installed thereon, but excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer’s model number and Airframe Manufacturer’s serial number set forth on Schedule 1 and any Replacement Airframe and (b) any and all related Parts. Upon substitution of a Replacement Airframe under and in accordance with the Mortgage, such Replacement Airframe shall become subject to the Mortgage and shall be an “Airframe” for all purposes of this Agreement and the other Operative Documents and thereupon the Airframe for which the substitution is made shall no longer be subject to the Mortgage, and such replaced Airframe shall cease to be an “Airframe.”
“Airframe Manufacturer” means The Boeing Company, a Delaware corporation.
“Airframe Warranties Agreement” means, in respect of any Aircraft, the airframe warranties agreement entered into or to be entered into between, among others, the Company and the relevant Permitted Lessee in respect of the warranties relating to such Aircraft and consented to by the Airframe Manufacturer.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and any other anti-bribery or anti-corruption laws, regulations or ordinances enacted in any jurisdiction in which either the Company or the Guarantor is located or doing business, including laws or regulations enacted to implement the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions.
“Anti-Money Laundering Laws” means all applicable laws, rules and regulations relating to the prevention or prohibition of money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, the Patriot Act, and the Anti-Money Laundering Act of 2020, each as amended and any other similar laws, rules or regulations of other relevant Governmental Authorities which may be applicable to the Company and the Guarantor.
“Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or of an Affiliate of such Lender) specified by such Lender in writing to the Facility Agent or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Facility Agent and the Company as the office by which its Loan is to be made and maintained.
“Applicable Margin” means, for the Loan in respect of an Aircraft, (a) prior to the date on which the EOL Requirements are satisfied in respect of such Aircraft, 3.75% per

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annum, and (b) on and from the date on which the EOL Requirements are satisfied in respect of such Aircraft, 3.25% per annum.
“Appraised Value” means, in respect of any Aircraft, the value of such Aircraft specified in a “desk-top” appraisal addressed to the Lenders and delivered to the Facility Agent in accordance with the terms of this Agreement by Ascend by Cirium for the half-life “current market value” (using Ascend by Cirium’s methodology) of such Aircraft and adjusted for such Aircraft’s then current maintenance status, maintenance condition and operational history; provided that if, at the time of such appraisal, an Engine installed on such Aircraft has operated more than 1,000 flight cycles in a harsh environment since its last qualified engine performance restoration, then the initial Lender, in consultation with the Company, shall adjust the Appraised Value of such Aircraft to reflect a reduction of 50% to the expected forward service life (time-on-wing) remaining of such Engine. For the avoidance of doubt, if an Engine installed to such Aircraft has operated less than 1,000 flight cycles since its last qualified engine performance restoration, then no adjustment shall apply to the relevant Appraised Value.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.04), and accepted by the Facility Agent, in substantially the form of Exhibit C or any other form approved by the Facility Agent and the Company.
“Assignment of Insurances” means, in respect of any Aircraft, a deed of assignment entered into or to be entered into between the Company and the relevant Permitted Lessee in respect of the insurances relating to such Aircraft.
“Assignment of Reinsurances” means, in respect of any Aircraft, a deed of assignment entered into or to be entered into between the Company and the insurer in respect of the reinsurances relating to such Aircraft.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 5.07(d).
“Aviation Authority” means the FAA or, if any Aircraft is permitted to be, and is, registered with any other Governmental Authority under and in accordance with Section 3.02(e) of the Mortgage and Annex C thereof, such other Governmental Authority. The Aviation Authority on the Funding Date for a Loan shall be the Civil Aviation Authority of the Sultanate of Oman.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as

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amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 5.07(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Facility Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Facility Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.07 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 5.07.

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“Bills of Sale” means, with respect to any Aircraft, all back-to-birth bills of sale evidencing the chain of title for such Aircraft and the transfer of title to such Aircraft to the Company.
“Blocking Regulation” means (i) EU Regulation (EC) 2271/96 (including as such Regulation has been implemented or supplemented in any applicable EU member State’s national laws or regulations), (ii) section 7 of the German Foreign and Trade Payments Ordinance (außenwirtschaftsverordnung) or (iii) any other similar and applicable anti-boycott or blocking law, regulation or statute that is in force from time to time in the Federal Republic of Germany, the European Union and/or the United Kingdom.
“Borrowing” means the borrowing by the Company of any or all of the Loans.
“Breakage Costs” means, at any date of determination, the amount, if greater than zero, equal to the sum of any SOFR Breakage. If such sum is zero or a negative number, no Breakage Costs shall be payable.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close or are in fact closed in New York, New York.
“Cape Town Treaty” means the Cape Town Convention on International Interests in Mobile Equipment and the related Aircraft Equipment Protocol, as in effect in the United States and any other applicable jurisdiction.
“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, (c) compliance by the relevant Lender with any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, (d) the implementation of any risk-based capital guideline or other similar requirement issued by any government or governmental or supervisory authority implementing at the national level the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices commonly known as Basel II (to the extent any increased costs covered by Section 5.01(a) result from the implementation of Basel II after the Effective Date) and Basel III, as amended, modified and supplemented and in effect from time to time or any replacement thereof or (e) the implementation of any requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Citizen of the United States” is defined in 49 U.S.C. § 40102(a)(15).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means, collectively, each Aircraft and all other Property of the Company pursuant to which a security interest has been purported to be granted therein to the Security Trustee as provided in any Security Document.
“Collections Account” means the deposit account of the Company at the Account Bank, ABA No. 101000695, Account No. 980006823, Account name: UMB Bank Trust Dept, Reference: Sun Country/MUFG Term Loan Facility; Collection Account.
“Commitment” means, as to each Lender, the obligation of such Lender to make, on and subject to the terms and conditions hereof, a Loan to the Company pursuant to

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Section 2.01 in a principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Annex 1, as such amount may be reduced pursuant to Section 2.04.
“Company” has the meaning set forth in the introduction hereto.
“Competitor” means an airline or other operator that owns and operates commercial aircraft assets or an Affiliate thereof if the business of owning and operating commercial aircraft assets is a principal line of business of such Affiliate.
“Conforming Changes” means, with respect to either the use or administration of Adjusted Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 5.04 and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Facility Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Facility Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consent and Agreement” means, with respect to each Aircraft, an Airframe Manufacturer Consent and Agreement in form and substance reasonably satisfactory to the Security Trustee.
“CRAF” means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. Section 9511-13 or any similar substitute program.
“Credit Spread Adjustment” means 0.10% per annum.
“Default” means an event that with the giving of notice or lapse of time or both would become an Event of Default.
“Deregistration Document” means, in respect of any Aircraft subject to a Permitted Lease and/or that is not registered in the United States, a deregistration power of attorney and/or irrevocable deregistration and export request authorization, as the context may require, from the relevant Permitted Lessee or the Company, as applicable, in favor of the Security Trustee.
“Disposition” means, with respect to any Aircraft, (a) any sale, assignment, transfer or other voluntary disposition of such Aircraft or (b) the sale, assignment, transfer or other voluntary disposition of any of the beneficial interest or ownership that the Company has in such Aircraft; provided that “Disposition” shall not include any of the transactions contemplated by Section 3.02(b) of the Mortgage.
“Dollars,” “United States Dollars” and “$” mean lawful money for the time being of the United States of America.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.01 shall be satisfied.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) any other commercial bank, investment bank, investment fund, asset fund (to the extent directly or indirectly managed by a Lender (or an Affiliate thereof)) or other entity engaged in the business of extending credit in loan transactions (excluding any hedge funds or private equity funds) and (d) any member of the European System of Central Banks or of any Federal Reserve Bank; provided that the term “Eligible Assignee” shall not include the Company or any Affiliate thereof; provided, further, that no Competitor shall be deemed to be an Eligible Assignee.
“Engine” means, with respect to any Airframe (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer’s model number in the initial Mortgage Supplement and Engine Manufacturer’s serial number set forth on Schedule 1 and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all related Parts. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to this Agreement and shall be an “Engine” for all purposes of the Mortgage and the other Operative Documents and thereupon the Engine for which the substitution is made shall no longer be subject to this Agreement and the Mortgage, and such replaced Engine shall cease to be an “Engine.”
“Engine Consent and Agreement” means, with respect to an Aircraft, an Engine Manufacturer Consent and Agreement in form and substance reasonably satisfactory to the Security Trustee.
“Engine Manufacturer” means CFM International, S.A., a French société anonyme.
“Engine Warranties Agreement” means, in respect of an Aircraft, the engine warranty assignment agreement entered into or to be entered into between the Company and the relevant Permitted Lessee in respect of the warranties relating to the relevant Engines and consented to by the Engine Manufacturer pursuant to an Engine Consent and Agreement.
“EOL Compensation” means any payments under a Permitted Lease made by or on behalf of the relevant Permitted Lessee in connection with the return of the applicable Aircraft or relating to the termination or expiration of such Permitted Lease.
“EOL Requirements” means, in respect of an Aircraft, (a) no Default or Event of Default has occurred and is continuing under the Loan Documents, (b) payment under Section

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3.03(b)(iii) in respect of the relevant LTV Prepayment Event has been made in respect of such Aircraft, and (c) the Aircraft has been reregistered in the United States in accordance with Section 3.02(e) of the Mortgage.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Escrow Account” means the “Escrow Account” as specified and defined in the Escrow Agreement.
“Escrow Agreement” means that certain escrow agreement dated _________, 2023 among the Company, as buyer, each of APF 4 Projekt Nr. 6A GmbH, APF 4 Projekt Nr. 6B GmbH, APF 4 Projekt Nr. 6C GmbH, APF 4 Projekt Nr. 6D GmbH and APF 4 Projekt Nr. 6E GmbH, as sellers, the Facility Agent and UMB Bank, N.A., as escrow agent.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“European System of Central Banks” means the group consisting of (i) the European Central Bank and (ii) each national Central Bank of all European Union member states.
“Event of Default” has the meaning set forth in Section 9.
“Event of Loss” means, with respect to any Aircraft, Airframe or any Engine, (i) at any time such Aircraft, Airframe or Engine is subject to a Permitted Lease, the meaning ascribed to the term “Event of Loss” (or like term) in such Permitted Lease and (ii) at any time such Aircraft, Airframe or Engine is not subject to a Permitted Lease, any of the following circumstances, conditions or events with respect to such Property, for any reason whatsoever:
(a)    the destruction of such Property, damage to such Property beyond economic repair or rendition of such Property permanently unfit for normal use by Company;
(b)    the actual or constructive total loss of such Property or any damage to such Property, or requisition of title or use of such Property, which results in an insurance settlement with respect to such Property on the basis of a total loss or constructive or compromised total loss;
(c)    any theft, hijacking or disappearance of such Property for a period of 180 consecutive days or more;
(d)    any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such Property by any Governmental Authority or purported Governmental Authority (other than a requisition of use by a Permitted Government Entity) for a period exceeding 12 consecutive months;
(e)    as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Governmental Authority of the government of registry of the Aircraft or by any Governmental Authority otherwise having jurisdiction over the operation or use of the Aircraft, the use of such Property in the normal course of the Company’s business of passenger air transportation is prohibited for a period of 18 consecutive months unless the Company, prior to the expiration of such 18-month period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such Property by

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the Company, but in any event if such use shall have been prohibited for a period of three consecutive years; and
(f)    any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 3.02(b) of the Mortgage.
“Excluded Taxes” means, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Company or the Guarantor under the Loan Documents: (a) Taxes imposed on or measured by its overall net income, overall gross income or overall gross or net receipts (however denominated), net worth, excess profits, capital and franchise taxes imposed on it (in lieu of net income taxes) or capital taxes, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which it is resident for tax purposes or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located or that are Other Connection Taxes; (b) any branch profits taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which Company or the Guarantor is located; (c) federal withholding taxes imposed by the United States of America, other than, in the case of a Tax Eligible Lender, United States withholding taxes (i) in the case of any Agent or any Lender that is a signatory under the caption “LENDERS” on the signature pages hereto, due to a Change in Law subsequent to the Effective Date and (ii) in the case of any other Agent or Lender, which are not in excess of that applicable to the assignor or transferor to such Agent or Lender or which are due to a Change in Law first officially announced, proposed or enacted subsequent to the effective date of the applicable Assignment and Assumption Agreement or the date such person otherwise first becomes a party to the Loan Documents or a recipient of payments thereunder; (d) Taxes imposed primarily as a result of the gross negligence or willful misconduct of such Agent, Lender or recipient of a payment under the Loan Documents as determined by a court of competent jurisdiction by a final and non-appealable judgment; and (e) US federal withholding Taxes imposed under FATCA.
“FAA” means the Federal Aviation Administration of the United States or any Governmental Authority succeeding to the functions of such Federal Aviation Administration.
“FAA Regulations” or “FAR” means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.
“Facility Agent” has the meaning set forth in the introduction hereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it.

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means the letter agreement dated March 16, 2023, between the Company and MUFG Bank, Ltd., relating to the loan facility provided herein.
“Final Maturity Date” means the 84-month anniversary of the date of this Agreement.
“Financing Statements” means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by the Company, as debtor, showing the Security Trustee as secured party, for filing in Minnesota and each other jurisdiction that, in the opinion of the Security Trustee, is necessary to perfect its Lien on the Collateral.
“Floor” means a rate of interest equal to 0.00%.
“Funding Date” means, in respect of an Aircraft, the date on which the Loan in respect of such Aircraft is funded.
“GAAP” means generally accepted accounting principles in the United States in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). In respect of the Initial Permitted Lease, the government of the Sultanate of Oman shall be a Governmental Authority.
“Guaranteed Obligations” has the meaning set forth in Section 10.01.
“Guarantor” has the meaning set forth in the introduction hereto.
“Illegality Event” has the meaning set forth in Section 5.03.
“Indemnified Taxes” means Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company or the Guarantor under any Loan Documents, including without limitation Other Taxes.
“Initial Permitted Lease” means, for each Aircraft, the aircraft operating lease agreement (as novated and amended) in respect of such Aircraft by the Company, as lessor, to the Initial Permitted Lessee, as lessee, as specified in Schedule 2.
“Initial Permitted Lessee” means Oman Air SAOC, a company incorporated under the laws of the Sultanate of Oman whose head office is at PO Box 58, PC111 Muscat International Airport, Muscat, Sultanate of Oman.
“Interest Period” means the period commencing on the first Funding Date and ending on the date one month thereafter and thereafter each period commencing on the last day of the preceding Interest Period and ending on the date one month thereafter, provided that (a) the interest period for the Loan allocable to each Aircraft other than the first Aircraft shall commence on the Funding Date therefor and shall end on the last day of the then scheduled Interest Period; (b) any Interest Period that would otherwise end on a day that is not a Business

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Day shall end on the next succeeding Business Day unless such succeeding Business Day would fall in the next month, in which case such Interest Period shall end on the immediately preceding Business Day, (c) during any period while an Event of Default has occurred and is continuing, the term “Interest Period” shall include any period selected by the Facility Agent from time to time (and advised to the Company), and (d) if a Market Disruption Event has occurred, the term “Interest Period” applicable to a Loan held by a Market Disruption Affected Lender shall mean the period commencing on the last day of the preceding Interest Period and ending on the date one week or one month thereafter (as the Company may elect by written notice to the Facility Agent on or prior to the commencement of such Interest Period) or, in the absence of any such notice from the Company of its election, ending on the date one month thereafter; provided that after the Facility Agent notifies the Company and the Market Disruption Affected Lenders that the circumstances giving rise to a Market Disruption Notice no longer exist, the period shall be the remainder of the period ending on the Payment Date thereafter (or any series of periods of one month ultimately ending on such Payment Date as may be selected by the Company and notified to the Facility Agent).
“International Interest” has the meaning attributed to “international interest” in the Cape Town Treaty, which “international interest” may have first been filed with the International Registry as a Prospective International Interest.
“International Registry” has the meaning attributed to “international registry” in the Cape Town Treaty.
“Law” means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Governmental Authority, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.
“LC Holdback Amount” has the meaning set forth in Section 8.11.
“Lease Documents” means (i) in respect of each Initial Permitted Lease, the “Lease Documents” (or like term) in respect of such Initial Permitted Lease, as specified on Schedule 2 and (ii) in respect of any other Permitted Lease, the “Transaction Documents”, “Operative Documents”, “Lease Documents” or other like term in respect of such Permitted Lease, as specified in the Mortgage Supplement related to such Permitted Lease.
“Lease Event of Default” means an “Event of Default” (or like term) as defined under a Permitted Lease.
“Lenders” has the meaning set forth in the introduction hereto.
“Lessee Consent” means, with respect to any Permitted Lease, a consent and agreement in respect of the collateral assignment of such Permitted Lease pursuant to the Mortgage among the Company, the Security Trustee and the relevant Permitted Lessee, in form and substance reasonably acceptable to the Facility Agent.
“Letter of Credit” has the meaning set forth in Section 8.10.
“Lien” means any mortgage, lien, pledge, charge, encumbrance or other security interest or any preferential arrangement that has the practical effect of creating a security interest.
“Loan” has the meaning set forth in Section 2.01.

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“Loan Documents” means, collectively, this Agreement, any Notes, the Security Documents, the Servicer Consent, the Escrow Agreement, any Lessee Consent, the Agent Fee Letter and the Fee Letter.
“Local Law Mortgage” means, in respect of an Aircraft that is subject to a Permitted Lease (other than each Initial Permitted Lease), any mortgage (other than a New York law governed mortgage) in respect of such Aircraft executed and delivered by the Company governed by the law of the relevant State of Registration of such Aircraft in the form recommended by the relevant local counsel in such State of Registration, and otherwise in form and substance reasonably satisfactory to the Facility Agent, in order to convey a first priority and perfected mortgage lien on such Aircraft.
“Local Mortgage Filing” means the filing of a Local Law Mortgage or of the Mortgage in respect of an Aircraft in the appropriate filing office in the relevant State of Registration so as to perfect the Security Trustee’s Lien thereon.
“LTV Prepayment Event” means, in respect of an Aircraft, (i) the occurrence of either (a) a Lease Event of Default under the Initial Permitted Lease for such Aircraft that is continuing for 180 consecutive days or (b) the expiration or early termination of the Initial Permitted Lease for such Aircraft and (ii) the LTV Ratio in respect of the Loan related to such Aircraft exceeds the LTV Threshold on the date that the Lease Event of Default has been continuing for 180 consecutive days or the date of expiration or early termination of the Initial Permitted Lease.
“LTV Ratio” means, as of any relevant date of determination and in respect of a Loan in respect of an Aircraft, the ratio (expressed as a percentage) of (x) the outstanding principal amount of such Loan to (y) the Appraised Value of such Aircraft (which Appraised Value shall have been determined in an appraisal not more than 60 days prior to such date of determination).
“LTV Threshold” means 75%.
“Maintenance Reserves” means, with respect to any Permitted Lease pursuant to which such payments are required to be made, any amounts paid by the applicable Permitted Lessee to or for account of the Company, as lessor, pursuant to the terms of such Permitted Lease to cover the maintenance, repair or similar payments and expenses for the related Aircraft.
“Majority Lenders” means, at any time, Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans or, if no Loans are outstanding, Lenders having more than 50% of the aggregate amount of the Commitments as most recently in effect.
“Market Disruption Affected Lender” means (a) all Lenders in the case of a Market Disruption Event described in Section 5.02(a), and (b) each Lender giving notice to the Facility Agent certifying the matters in Sections 5.02(b)(i) through (iv), in the case of a Market Disruption Event described in Section 5.02(b).
“Market Disruption Event” means any event described in Section 5.02(a) or (b).
“Market Disruption Notice” has the meaning set forth in Section 5.02.
“Mortgage” means the Mortgage and Security Agreement in substantially the form of Exhibit B.

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“Mortgage Supplement” means any mortgage supplement, substantially in the form of Exhibit A to the Mortgage, with appropriate modifications to reflect the purpose for which it is being used.
“Note” means the Notes, if any, issued pursuant to Section 2.06.
“Notice of Borrowing” has the meaning set forth in Section 2.02.
“Obligations” means all liabilities and obligations of every nature of the Company and the Guarantor from time to time owed to the Agents (including former Agents), the Lenders or any of them, under any Operative Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Company and/or the Guarantor, would have accrued on any Obligation, whether or not a claim is allowed against the Company or the Guarantor, as the case may be, for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Operative Documents” means, collectively, the Loan Documents, any Lease Documents, the Servicing Agreement and any other document, agreement, notice, acknowledgment, instrument, deed, letter, amendment or certificate that may from time to time be agreed in writing by the Company and the Facility Agent (acting at the instructions of the Majority Lenders) to be an “Operative Document”.
“Other Connection Taxes” means, with respect to the Facility Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company or the Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising the execution, delivery, becoming a party to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under or engaging in any other transaction pursuant to or enforcing any Loan Document).
“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, other than Excluded Taxes imposed by reason of an assignment (other than an assignment made pursuant to Section 5.06).
“Participant” has the meaning set forth in Section 13.04(d).
“Participant Register” has the meaning set forth in Section 13.04(d).
“Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any Removable Part that constitutes passenger convenience equipment or is otherwise leased by Company from a third party or subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom unless the Lien of the Mortgage shall not be applicable to such Parts in accordance with Section 3.04 of the Mortgage.
“Past Due Rate” means, in the case of any principal of or, to the extent permitted by law, interest on any Loan that is not paid when due, or any other amount that is not paid when

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due, a rate per annum which is equal to the sum of 2.00% per annum plus Adjusted Term SOFR plus the Applicable Margin.
“Patriot Act” means, Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (Pub. L. 107-56), as amended.
“Payment Date” means the last day of each Interest Period.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Air Carrier” means (a) any manufacturer of airframes or aircraft engines, or any Affiliate of a manufacturer of airframes or aircraft engines, (b) any Permitted Foreign Air Carrier, (c) any person approved in writing by the Facility Agent or (d) any U.S. Certificated Air Carrier.
“Permitted Foreign Air Carrier” means (i) Oman Air; (ii) any air carrier holding an air carrier operating certificate issued under the applicable Laws of any member state of the European Union; and (iii) any air carrier approved in writing by the Facility Agent, acting at the direction of the Majority Lenders.
“Permitted Government Entity” means (a) the U.S. Government, (b) to the extent that an Aircraft is registered in Oman, the government of the Sultanate of Oman and (c) any other Governmental Authority if the Aircraft is then registered under the laws of the country of such Governmental Authority.
“Permitted Lease” means (a) each Initial Permitted Lease and (b) each lease (including a sublease) permitted under Section 3.02(b)(ii) of the Mortgage.
“Permitted Lessee” means a lessee under a Permitted Lease.
“Permitted Liens” means, with respect to any Aircraft: (a) the rights of the Security Trustee under the Operative Documents or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to the Security Trustee; (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 3.02(b) and 3.04 of the Mortgage; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet delinquent or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft, or its related Airframe or Engines or the interest of the Security Trustee therein or impair the Lien of the Mortgage; (e) materialmen’s, mechanics’, workers’, repairers’, employees’ or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft, or its related Airframe or Engines or the interest of the Security Trustee therein or impair the Lien of the Mortgage; (f) Liens arising out of any judgment or award against the Company (or any Permitted Lessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of such Aircraft, or its related Airframe or Engines or the interest of the Security Trustee therein or impair the Lien of the Mortgage; (g) salvage or similar rights of insurers under policies required to be maintained by Company under Section 3.06 of the Mortgage; and (h) any other Lien with

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respect to which the Company (or any Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Trustee.
“Person” means any natural person, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.
“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Company is an “employer” or a “substantial employer” as such terms are defined in ERISA.
“Property” of any Person means any property or assets, or interest therein, of such Person.
“Prospective International Interest” has the meaning attributed to “prospective international interest” in the Cape Town Treaty.
“Purchase Price” means, in respect of an Aircraft, the total purchase price for such Aircraft that was paid by the Company (exclusive of any taxes) pursuant to the Sale Agreement, as notified by the Company in writing to the Facility Agent in the relevant Notice of Borrowing or otherwise at least three Business Days prior to the relevant Funding Date.
“Register” has the meaning set forth in Section 13.04(c).
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers, brokers, advisors and representatives, including accountants, auditors and legal counsel of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Removable Part” is defined in Section 3.04(d) of the Mortgage.
“Replacement Airframe” means, with respect to any Airframe, any airframe substituted for such Airframe pursuant to Section 3.05 of the Mortgage.
“Replacement Engine” means, with respect to any Engine, an engine substituted for such Engine pursuant to Section 3.04(e) or 3.05 of the Mortgage.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Sale Agreement” means, in respect of the Aircraft, that certain sale and purchase agreement dated March 16, 2023 between the Company as purchaser and each of APF 4 Projekt Nr. 6A GmbH, APF 4 Projekt Nr. 6B GmbH, APF 4 Projekt Nr. 6C GmbH, APF 4 Projekt Nr. 6D GmbH and APF 4 Projekt Nr. 6E GmbH, as sellers.

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“Sanctioned Country” means a country, territory or region that is itself the subject or target of any Sanctions broadly prohibiting dealings with such country, territory or region.
“Sanctioned Person” means any Person: (a) listed in or targeted by any Sanctions-related list of designated Persons maintained by the U.S. government (including, but not limited to, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and any similar list maintained by the U.S. Department of State or the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Japan or Germany; (b)  organized, incorporated or resident in a Sanctioned Country; or (c) directly or indirectly owned (in excess of any percentage ownership threshold that may be triggered under applicable Law) by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) or (d); or (d) that is otherwise the target of Sanctions.
“Sanctions” means any and all economic, financial and trade sanctions, export controls or embargoes administered, enacted, imposed or enforced by any Sanctions Authority.
“Sanctions Authority” means, individually and collectively, (a) the United States of America, (b) the European Union or any of its member states, (c) the United Kingdom, (d) Japan, (e) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the U.S. Department of State, the U.S. Department of Commerce, His Majesty’s Treasury of the United Kingdom, Japan and the Parliament or Council of the European Union and (f) the United Nations Security Council.
“SEC” means the Securities and Exchange Commission of the United States, or any Governmental Authority succeeding to the functions of such Securities and Exchange Commission.
“Section 1110” means Section 1110 of the Bankruptcy Code.
“Secured Parties” means, collectively, the Lenders, the Facility Agent and the Security Trustee.
“Security Deposit” means, with respect to any Permitted Lease, the deposit collected from, or on behalf of, the relevant Permitted Lessee as a security deposit in connection with such Permitted Lease.
“Security Documents” means, collectively, the Mortgage, the Mortgage Supplements, any Local Law Mortgage, any Lessee Consent, any Deregistration Document, any Assignment of Insurances, any Assignment of Reinsurances, any Engine Warranty Agreement, any Airframe Warranties Agreement, the Engine Consent and Agreements and the Consent and Agreements.
“Security Trustee” has the meaning set forth in the introduction hereto.
“Servicer” means GOAL German Operating Aircraft Leasing GmbH & Co, KG.
“Servicer Consent” means that certain notice and acknowledgment in respect of the collateral assignment of the Servicing Agreement dated the Effective Date among the Company, the Security Trustee and the Servicer.
“Servicer Termination Event” means each of the events described in Sections 4.2 and 4.4 of the Servicing Agreement with respect to the “Service Provider”.

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“Servicing Agreement” means that certain service agreement dated March 16, 2023 between the Company and the Servicer.
“Servicing Fee” means a fee actually payable to the Servicer under the Servicing Agreement of up to $34,250 per month.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Breakage” means any amount payable by the Company to any Lender pursuant to Section 5.04(a).
“Special Default” means the occurrence of any Default referred to in Section 9(a), (g) or (h).
“State of Registration” means, in respect of any Aircraft, the jurisdiction under the laws of which such Aircraft is registered. On the Funding Date for a Loan related to an Aircraft, the State of Registration for such Aircraft shall be the Sultanate of Oman.
“Subsidiary” of any Person means any corporation or other entity more than 50% of the Voting Shares in which is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.
“Tax Eligible Lender” means an Agent, Lender or other recipient of payments under the Loan Documents that (a) is a resident of France, the Netherlands, Germany or the United Kingdom if such country’s income tax treaty with the United States provides for a zero rate of withholding tax on interest, (b) is a resident of another country that is party to an income tax treaty with the United States which provides for zero rate of withholding tax on interest under the Loan Documents, or (c) books the Loan through a branch of such Lender in the United States and income in respect thereof is effectively connected with such branch.
“Tax Indemnitee” shall mean each Lender, the Facility Agent, the Security Trustee and their respective Affiliates, successors and permitted assigns.
“Tax Indemnitee Related Person” shall mean, with respect to a Tax Indemnitee, if such person is an Affiliate or employer of such Tax Indemnitee, a director, officer, employee, agent, or servant of such Tax Indemnitee or any such Affiliate or successor or permitted assign of any of the foregoing.
“Taxes” means all taxes, charges, fees, imports, duties, deductions, withholdings (including backup withholding), levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions thereto) imposed by any jurisdiction or taxing authority (whether international, foreign or domestic).
“Term SOFR” means, for any calculation with respect to a Loan, the Term SOFR Reference Rate for a one-month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the one-month tenor has not been

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published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for a one-month tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Transacting User Entity” is defined in Section 2.1.11 of the Regulations of the International Registry.
“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 States and the District of Columbia of the United States of America.
“U.S. Certificated Air Carrier” means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.
“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets

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Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Voting Shares” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).
“Wet Lease” means any arrangement whereby the Company agrees to furnish an Airframe and the related Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines shall at all times be operated by the Company solely by crew employed by the Company possessing all current certificates and licenses required by Law, shall be maintained by the Company in accordance with the provisions of the Mortgage, shall continue to be insured by the Company in accordance with the provisions of the Mortgage, and shall remain registered with the Aviation Authority.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02    GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.
1.03    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Annexes, Exhibits and Schedules shall be construed to refer to Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (e) any reference to any Law herein shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) the word “from” when used in connection with a period of time means “from and including” and the word “until” means “to but not including” and (h) references to days, months, quarters and years refer to calendar days, months, quarters and years, respectively.

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1.04    Rates. The Facility Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Facility Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Facility Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 2.The Commitments.
2.01    Loans. Each Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make a term loan to the Company in respect of each Aircraft (each, a “Loan”) on a Business Day (which shall be a U.S. Government Securities Business Day and a business day in Germany) no later than July 31, 2023 in Dollars in a principal amount equal to such Lender’s pro rata share of the Advance Amount for such Aircraft. The Advance Amount for a Loan related to any Aircraft shall not exceed the total Commitment allocable to such Aircraft as specified in Schedule 1. The aggregate amount of Loans made hereunder shall not exceed $119,200,000.
2.02    Borrowing. The Company shall give the Facility Agent notice of a Borrowing in substantially the form of Exhibit A (the “Notice of Borrowing”) no later than 11:00 a.m. New York time three Business Days (which shall also be U.S. Government Securities Business Days) prior to the day specified in clause (i) of the Notice of Borrowing. Each Borrowing shall be in the amount of the relevant Advance Amount. Not later than 11:00 a.m. New York time on the relevant Funding Date, each Lender shall make available the amount of its Commitment allocable to such Aircraft for such Borrowing to the Facility Agent (at such account as the Facility Agent may from time to time notify the Lenders for such purpose) in immediately available funds, for the account of the Company. The amount so received by the Facility Agent shall, subject to the terms and conditions of this Agreement, be remitted by the Facility Agent in such manner as is specified in the relevant Notice of Borrowing.
2.03    Fees. The Company agrees to pay (a) each Lender the fees in such amounts and at such times as are specified in the Fee Letter, and (b) the Agents the fees in such amounts and at such times as are specified in the Agent Fee Letter.

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2.04    Termination of Commitments.
    (a)    Each Lender’s Commitments shall be automatically reduced upon the funding of a Borrowing in an amount equal to the amount funded by such Lender on the relevant Funding Date.
    (b)    The aggregate amount of the Commitments shall be automatically reduced to zero on July 31, 2023.
    (c)    If an Event of Default occurs, the Commitments may (or shall, as the case may be) be terminated as described in Section 9.

    (d)    The Commitments once reduced shall terminate and may not be reinstated.

2.05    Several Obligations; Certain Remedies Independent. The failure of any Lender to make its Loan shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender, and (except as otherwise provided in Section 4.05) no Lender shall have any obligation to any Agent or any other Lender for the failure by such Lender to make the Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its individual rights arising out of this Agreement and the Notes independently of any other Lender, and it shall not be necessary for any other Lender or any Agent to consent to, or be joined as an additional party in, any proceedings to recover the payment of any overdue amounts.
2.06    Notes. Promissory notes evidencing the Loan made by any Lender, shall be issued, at the request of any Lender, in form and substance reasonably acceptable to such Lender (each, a “Note”), payable to the order of such Lender in an amount equal to the outstanding principal amount of such Loan.
Section 3.Payments of Principal and Interest.
3.01    Repayment.
    (a)    Each Loan shall amortize monthly on each relevant Payment Date in accordance with the amortization schedule for such Loan set forth on Schedule 3 (which amortization schedule has been prepared based on a Funding Date for such Loan occurring on or before March 31, 2023); provided that, to the extent the Funding Date for a Loan occurs after March 31, 2023, such Loan shall amortize monthly on each relevant Payment Date in accordance with an updated amortization schedule for such Loan prepared by the Lenders in consultation with the Facility Agent prior to the Funding Date for such Loan on the same basis as the relevant amortization schedule set forth on Schedule 3 (but by reference to the relevant Funding Date) and such updated schedule as so prepared shall be conclusive absent manifest error and shall be provided to the Company and each of the Lenders.
    (b)    The Company agrees to repay to the Facility Agent for the account of the Lenders the aggregate principal amount of the Loans outstanding as follows:
    (i)    while an Aircraft is subject to the relevant Initial Permitted Lease and no Lease Event of Default has occurred and is continuing under such Initial Permitted Lease, all scheduled rental amounts paid by the relevant Permitted Lessee under such Initial Permitted Lease to the Company will be deposited in the Collections

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Account and applied on each Payment Date in accordance with Section 4.01; provided that if the scheduled rental amounts paid by the relevant Permitted Lessee under such Initial Permitted Lease to the Company during the monthly period immediately prior to a Payment Date exceed the principal amount of the relevant Loan due and payable on such Payment Date in accordance with the amortization schedule prepared under Section 3.01(a), Section 3.03(b)(iv) or Section 3.03(d), as the case may be (such excess, the “Monthly Excess Amount”), on such Payment Date, the Company shall prepay such Loan in an amount equal to such Monthly Excess Amount in accordance with Section 3.03(b)(iv); and
    (ii)    either (i) following the expiration or other early termination of the Initial Permitted Lease in respect of an Aircraft or (ii) on each Payment Date when a Lease Event of Default under such Initial Permitted Lease has occurred and is continuing, the Company shall repay the Loan related to such Aircraft in accordance with the amortization schedule for such Loan pursuant to the priority of payments set forth in Section 4.01.
    (c)    Notwithstanding the foregoing, the Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Final Maturity Date.

3.02    Interest.
    (a)    Interest Generally. The Company agrees to pay to the Facility Agent for the account of each Lender interest on the unpaid principal amount of the Loan of such Lender and other amounts owing hereunder to such Lender for the period from the Funding Date for such Loan until the date such Loan shall be paid in full at a rate per annum equal to Adjusted Term SOFR plus the Applicable Margin, or such higher rate as specified in Section 5.02 or as contemplated in Section 3.02(b).
    (b)    Default Interest. Notwithstanding the foregoing, the Company agrees to pay to the Facility Agent for the account of the Lenders interest at the Past Due Rate on all amounts that are past due and unpaid.
    (c)    Interest Payment Dates. Accrued interest on each Loan shall be payable on each Payment Date, and upon the payment or prepayment thereof (on the principal amount so paid or prepaid); provided that interest payable at the Past Due Rate shall be payable from time to time on demand.
    (d)    Interest Determinations. Promptly after the determination of any interest rate provided for herein or any change therein, the Facility Agent shall give notice thereof to the Lenders and to the Company. Each determination by the Facility Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
    (e)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Facility Agent will have the right to make Conforming Changes from time to time following consultation with the Company and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Facility Agent will promptly notify the Company and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

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3.03    Prepayments.

    (a)    Optional Prepayments. The Company shall have the right, at any time or from time to time, to prepay:
    (A)    the Loan of any Affected Lender in whole, without penalty or premium (other than Breakage Costs); provided that the Company shall give the Facility Agent notice of any such prepayment as provided in Section 4.04 (and, on the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder); and
    (B)    the Loans in whole or in part without penalty or premium (other than Breakage Costs if any); provided that (i) the Company shall give the Facility Agent notice of each prepayment as provided in Section 4.04 (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder), and (ii) each partial prepayment shall be in the aggregate amount of $500,000 or an integral multiple thereof.
    (b)    Mandatory Prepayments.
    (i)    If an Event of Loss with respect to any Aircraft occurs, and the Company elects or is required (by failing to substitute a Replacement Airframe and Replacement Engines) to prepay the relevant Loan, the Company shall prepay, at the time required by the Mortgage, the outstanding principal amount of the Loan related to such Aircraft with accrued interest thereon and any Breakage Costs, but without premium or penalty (other than Breakage Costs); provided that the Company shall give the Facility Agent notice of any such prepayment as provided in Section 4.04 (and, on the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder). The Company may elect to deposit the gross proceeds of an insurance settlement in respect of such Event of Loss in the Collections Account for application to the relevant Loan on the immediately subsequent Payment Date in accordance with Section 4.01(a)(iv).
    (ii)    If a Disposition of any Aircraft occurs, the Company shall prepay the outstanding principal amount of the Loan related to such Aircraft with accrued interest thereon and any Breakage Costs, without premium or penalty (other than Breakage Costs), either, at the election of the Company, concurrently with such Disposition or by depositing the gross sales proceeds in respect of such Disposition in the Collections Account for application to the relevant Loan on the immediately subsequent Payment Date in accordance with Section 4.01(a)(iv); provided that the Company shall give the Facility Agent notice of any such prepayment as provided in Section 4.04 (and, on the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder).
    (iii)    If an LTV Prepayment Event with respect to any Aircraft occurs, the Company shall partially prepay the Loan related to such Aircraft, and any accrued interest on such Loan, such that such LTV Prepayment Event is no longer continuing. At its election, the Company may utilize any EOL Compensation deposited in the Collections Account in respect of such Aircraft to effect the prepayment contemplated by this Section 3.03(b)(iii).
    (iv)    If on any Payment Date, there is a Monthly Excess Amount in respect of a Loan, the Company shall partially prepay such Loan, and any accrued

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interest thereon and any Breakage Costs, but without premium or penalty (other than Breakage Costs) in accordance with Section 4.01(a)(iv). Such Monthly Excess Amount shall be applied pro rata to the outstanding principal amount of such Loan to reduce each remaining monthly amortization amount for such Loan, and an updated amortization schedule for such Loan shall be finalized by the Facility Agent by inserting Term SOFR for the Interest Period ending on such Payment Date (as well as for each prior Interest Period) into the Excel spreadsheet entitled ”Minimum Amortization Dynamic Model” prepared by MUFG Bank Ltd. prior to the Funding Date for such Loan, all of which shall be done in consultation with and the approval of the Lenders and prepared in accordance with Section 3.01, such schedule as so prepared being conclusive absent manifest error and provided to the Company and each of the Lenders.

    (c)    No Reborrowing. Amounts prepaid may not be reborrowed.

    (d)    Applications; Other Amounts. All prepayments under Section 3.03(a) shall be applied pro rata to repayment of the Loans allocable to the related Aircraft and, if applicable under Section 3.01, shall reduce the scheduled amortization payments for the Loans in respect of such Aircraft on a pro rata basis and an updated amortization schedule for each Loan shall be prepared by the Lenders in consultation with the Facility Agent promptly following the relevant prepayment (such schedule as so prepared being conclusive absent manifest error and provided to the Company and each of the Lenders). All prepayments shall be accompanied by interest accrued on the amount prepaid and all Breakage Costs (if any) payable under Section 5.04 as a result of such prepayment.
Section 4.Payments, Etc.
4.01    Payments.
    (a)    Payments Generally.
    (i)    Each payment of principal, interest and other amounts to be made by the Company under this Agreement and the other Loan Documents shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim (except Taxes, which are the subject of Section 5.05 hereof), to the Collections Account not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).
    (ii)    All payments made by a Permitted Lessee under the relevant Permitted Lease, including in respect of any EOL Compensation, Maintenance Reserves and Security Deposits (in each case including amounts drawn under any Letter of Credit), shall be made to the Collections Account and the Company agrees that it shall take all reasonable action as the Facility Agent may request to ensure that such amounts are paid into the Collections Account and, without prejudice to the generality of the foregoing, the Company agrees that it shall give or shall cause to be given irrevocable instructions to such Permitted Lessee to pay all amounts which are payable by such Permitted Lessee to the Company under or pursuant to such Permitted Lease to the Collections Account. If the Company shall receive from such Permitted Lessee any amounts payable under such Permitted Lease, the Company shall receive such payment in trust for the Security Trustee on behalf of the Lenders and the Facility Agent and subject to the Security

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Trustee’s security interest, and shall immediately transfer, or cause to be transferred, such payment in the Collections Account. Any EOL Compensation, Maintenance Reserves and Security Deposits standing to the credit of the Collections Account shall be held in the Collections Account and applied only in accordance with the terms of this Agreement and the Mortgage.
    (iii)    To the extent any Maintenance Reserves or Security Deposits payable to the Company under a Permitted Lease are paid in cash, such Maintenance Reserves and/or Security Deposits shall be paid into and held in the Collections Account in accordance with the terms of such Permitted Lease, this Agreement and the Mortgage. Unless an Event of Default has occurred and is continuing, at the written request of the Company and to the extent any Maintenance Reserves and/or Security Deposits attributable to such Permitted Lease are available in the Collections Account, the Account Bank shall pay to the applicable Permitted Lessee such Security Deposit and Maintenance Reserve returns required by such Permitted Lease as directed by the Company. During the continuance of an Event of Default, the Security Trustee (acting at the direction of the Majority Lenders) shall be permitted to apply any or all funds in the Collections Account towards satisfaction of the Obligations.
    (iv)    Subject to Section 4.01(b), on each Payment Date, the Account Bank shall distribute the amounts standing to the credit of the Collections Account (other than any EOL Compensation, Maintenance Reserves and Security Deposits) in the following order of priority:
    (A)    First, so much of such amounts as shall be required to pay or reimburse (x) any Lender and/or any Agent for any fees, costs, expenses, indemnities or indemnifiable losses incurred by or on behalf of or payable to such Lender or such Agent on or prior to such Payment Date and (y) the Servicer for the Servicing Fee due and payable on such Payment Date; and
    (B)    Second,
    1.    while an Aircraft is subject to an Initial Permitted Lease and no Lease Event of Default has occurred and is continuing under such Initial Permitted Lease, so much of such amounts remaining in the Collections Account to repay in full, first, interest on the Loan related to such Aircraft then due under this Agreement and any Breakage Costs due and owing in respect of such Loan (including in respect of any prepayment of such Loan under Section 3.03(b)(iv)), second, the scheduled monthly amortization amount of such Loan then due under this Agreement, in each case on a pro rata basis to the Lenders and, third, if applicable on such Payment Date, the portion of such Loan to be prepaid under Section 3.03(b)(iv); and
    2.    either (i) following the expiration or other early termination of the Initial Permitted Lease in respect of an Aircraft or (ii) when a Lease Event of Default under such Initial Permitted Lease has occurred and is continuing, so much of such amounts as shall be required to pay in full, first, interest on the Loan related to such Aircraft then due under this Agreement and any Breakage Costs due and owing in respect of such Loan, second, any Breakage Costs due and owing in respect of such Loan, third,  the scheduled monthly amortization amount of such Loan then due under this Agreement, in each case on a pro rata basis to the

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Lenders, fourth any other amounts due and owing in respect of such Loan, and fifth the balance, if any, to the Company.
    (v)    Notwithstanding anything to the contrary set forth in this Section 4.01, to the extent a mandatory prepayment of a Loan related to an Aircraft is made with respect to a Disposition of such Aircraft under Section 3.03(b)(ii) on a Payment Date, the prepayment amount with respect to such Loan standing to the credit of the Collections Account shall be applied by the Account Bank to repay such Loan in full prior to the Account Bank applying the remaining amounts standing to the credit of the Collections Account in accordance with Section 4.01(a)(iv).
    (vi)    Notwithstanding anything to the contrary set forth in this Section 4.01, (a) to the extent a mandatory prepayment of a Loan related to an Aircraft is made with respect to an LTV Prepayment Event under Section 3.03(b)(iii) on a Payment Date, the EOL Compensation with respect to such Aircraft standing to the credit of the Collections Account shall be applied by the Account Bank to prepay such Loan in the amount required pursuant to Section 3.03(b)(iii) and (b) following the prepayment of a Loan related to an Aircraft contemplated by Section 3.03(b)(iii), so long as no Event of Default has occurred and is continuing, any remaining amounts of EOL Compensation in respect of such Aircraft standing to the credit of the Collections Account may, at the request of the Company, be transferred by the Account Bank to, or at the direction of, the Company.
    (b)    Application of Payments After Event of Default. Subject to Section 4.01(a)(iii), all payments received from the Company or otherwise on account of the Obligations and amounts held or realized by the Security Trustee (including any amounts realized by the Security Trustee from the exercise of any remedies pursuant to Article IV of the Mortgage or any other Security Document), in each case after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held by the Security Trustee as part of the Collateral, shall be promptly distributed by the Security Trustee in accordance with the following:
(i)    First:
    (A)    so much of such payments or amounts as shall be required to reimburse the Agents for any tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral) incurred by the Agents (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, attorneys’ fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Agents or any other Secured Party in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default to the extent such Agent or such Secured Party is entitled to reimbursement under any Operative Document shall be applied by the Security Trustee as between itself and the Secured Parties in reimbursement of such expenses and any other expenses for which the Security Trustee or the Secured Parties are entitled to reimbursement under any Operative Document, and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid, then ratably, without priority of one over the other, in proportion to the amounts owed each of them hereunder; and
    (B)    after giving effect to paragraph (A) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal of all Loans, and the accrued but unpaid interest thereon,

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Breakage Costs, if any, with respect to the Loans and all other amounts then due, shall be distributed to the Lenders, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal of all Loans held by each Lender plus the accrued but unpaid interest thereon, Breakage Costs, if any, and other amounts then due bears to the aggregate unpaid principal of all Loans held by all such Lenders, plus the accrued but unpaid interest, Breakage Costs, if any, and other amounts then due; and
    (ii)    Second, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Company.
    (c)    Payments by Facility Agent to Lenders. Each payment received by the Facility Agent under this Agreement for the account of any Lender shall be paid by the Facility Agent promptly to such Lender, in the same funds as received, for the account of such Lender’s Applicable Lending Office.
4.02    Pro Rata Treatment. Except to the extent otherwise expressly provided herein (including without limitation, Section 3.03(a)(A) hereof), (a) each payment or prepayment of principal of the Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (b) each payment of interest on the Loans and fees hereunder shall be made for account of the Lenders pro rata in accordance with the respective amounts of interest on the Loans or fees hereunder, as applicable, then due and payable to them.
4.03    Computations. Interest on the Loans (including interest accruing at the Past Due Rate) shall be computed on the basis of a year of 360 days and actual days elapsed.
4.04    Notices. Each notice of prepayment shall be effective only if received by the Facility Agent not later than 11:00 a.m. New York time on the date three Business Days (which shall also be U.S. Government Securities Business Days) prior to the date of prepayment. The Notice of Borrowing shall specify the amount to be borrowed, the Aircraft subject to such Borrowing and the proposed Funding Date, and each notice of optional prepayment shall specify the amount to be prepaid and the date of prepayment. The Facility Agent shall promptly notify the Lenders of the contents of each such notice, and in the case of the Notice of Borrowing, no later than 3 p.m. New York time, three Business Days (which shall also be U.S. Government Securities Business Days) prior to the relevant Funding Date.
4.05    Non-Receipt of Funds by the Facility Agent.
    (a)    Funding By Lenders. Unless the Facility Agent shall have received notice from a Lender prior to the proposed time of a Borrowing that such Lender will not make available to the Facility Agent such Lender’s share of such Borrowing, the Facility Agent may assume that such Lender has made such share available at such time in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of such Borrowing available to the Facility Agent, then the applicable Lender agrees to pay to the Facility Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Company until the date of payment to the Facility Agent, at the greater of the Federal Funds Rate and a rate determined by the Facility Agent in accordance with banking industry rules on interbank compensation. If such Lender pays its share of such Borrowing to the Facility Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.

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    (b)    Payments by Company. Unless the Facility Agent shall have received notice from the Company prior to the date on which any payment is due to the Facility Agent for the account of the Lenders hereunder that the Company will not make such payment, the Facility Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Facility Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to it until the date of payment to the Facility Agent, at the greater of the Federal Funds Rate and a rate determined by the Facility Agent in accordance with banking industry rules on interbank compensation.
4.06    Set-Off; Sharing of Payments.
    (a)    Set-Off Generally. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and any and all other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Operative Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Operative Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. Each Lender agrees promptly to notify the Company after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section 4.06(a) are in addition to other rights and remedies (including other rights of set-off) that such Lender and its Affiliates may have.
    (b)    Sharing Among Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan or other obligations hereunder resulting in such Lender receiving payment of a proportion of the amount of its Loan and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Agents of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(x)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(y)    the provisions of this subsection shall not be construed to apply to (I) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (II) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to an assignee or Participant, other than to the Company or any Affiliate thereof (as to which the provisions of this subsection shall apply).

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The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.
    (c)    Exercise of Rights Not Required. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.
Section 5.Yield Protection, Etc.
5.01    Increased Costs.
    (a)    Increased Costs Generally. If any Change in Law shall:
    (i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or
    (ii)    subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clause (c) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto); or
    (iii)    impose on any Lender any other condition, cost or expense affecting this Agreement or any Loan of such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining its Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Company will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
    (b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loan of such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
    (c)    Certificates for Reimbursement.

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    (i)    A certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
    (ii)    Notwithstanding the foregoing provisions, in no event shall the Company be required to make payments under this Section 5.01: (A) if a claim hereunder in respect of an increased cost covered by this Section 5.01 arises through circumstances peculiar to the affected Lender and that do not affect similarly organized commercial banking institutions in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Change in Law relating to such increased cost; (B) if the affected Lender shall fail to comply with its obligations under this Section 5.01; or (C) if the claim arises out of circumstances measured at the time of a voluntary relocation by such Lender of its Applicable Lending Office; (D) if the claim is in respect of or attributable to Taxes (the indemnifications for which are set out solely in Section 5.05); (E) if any amounts claimed thereunder are imposed by reason of the willful misconduct, fraud or gross negligence of such Lender or its Affiliates; or (F) if the affected Lender does not certify that it is also exercising rights similar to those set forth in this Section 5.01 in at least one other similar financing transaction with a similarly situated borrower where such Lender is entitled to then exercise such similar rights.
    (d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 200 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 200-day period referred to above shall be extended to include the period of retroactive effect thereof).
5.02    Market Disruption Event. Subject to Section 5.07, if on or prior to the first day of any Interest Period:
    (a)    the Facility Agent, acting at the direction of the Majority Lenders, determines (which determination shall be conclusive and binding on all parties) that Term SOFR cannot be determined pursuant to the definition thereof for such Interest Period; or
    (b)    either an initial Lender or, following an assignment of all or a portion of the initial Lenders’ Loans, the Majority Lenders, each acting in good faith, certifies to the Facility Agent (i) that Term SOFR will not adequately and fairly reflect the cost to such Lender of making and maintaining its Loan (or their Loans) for such Interest Period and that such event has not arisen as a result of circumstances specific to such Lender, (ii) that such Lender is exercising rights similar to those set forth in this Section 5.02 in at least one other similar financing transaction with a similarly situated borrower where such Lender is entitled to then exercise such similar rights, and (iii) the cost of funding such Lender’s Loan for such Interest Period, then the Facility Agent shall give notice thereof (a “Market Disruption Notice”) to the Company and the Market Disruption Affected Lenders as soon as practicable thereafter and until the Facility Agent notifies the Company and the Market Disruption Affected Lenders that the circumstances giving rise to such Market Disruption Notice no longer exist, the ordinary rate of interest on the Loan of each Market Disruption Affected Lender shall be the rate notified by that Market Disruption Affected Lender to the Facility Agent, as soon as practicable, to be that which expresses as a percentage rate per annum its cost of funding an amount equal to its participation

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in that Loan (in place of Adjusted Term SOFR) plus the Applicable Margin. The cost of funding certified by a Market Disruption Affected Lender to the Facility Agent and the Company shall be conclusive absent manifest error.
The initial Lenders acknowledge and agree that they will not invoke a Market Disruption Event on the basis of market conditions on the initial Funding Date hereunder.
5.03    Illegality. Notwithstanding any other provision of this Agreement, in the event that any Change in Law shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain its Loan (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender) (an “Illegality Event”), then such Lender shall promptly notify the Company thereof (with a copy to the Facility Agent) following which, at the Company’s election as notified to such Lender and the Facility Agent, either (i) the Company shall prepay in full the then outstanding principal amount of such Lender’s Loan, together with accrued interest thereon to the date of prepayment and all other amounts payable to such Lender under this Agreement on or before such date as shall be mandated by such Illegality Event or (ii) the Company and such Lender shall negotiate for a period of 30 days in an effort to mitigate such Illegality Event. If, after such mitigation period, such Illegality Event cannot be resolved and if requested by such Lender, such Lender’s Commitment shall terminate and the Company shall, within 10 Business Days from the end of such period, prepay in full the then outstanding principal amount of such Lender’s Loan, together with accrued interest thereon to the date of prepayment and all other amounts payable to such Lender under this Agreement on or before such date as shall be mandated by such Illegality Event; provided that prior to requesting prepayment by the Company of such Lender’s Loan after such mitigation period as a result of such Illegality Event, such Lender shall use commercially reasonable efforts to assign its portion of the Loan (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.04) to an assignee that is not impacted by such Illegality Event and, if such Lender is not able to assign its portion of the Loan after such commercially reasonable efforts, the Company shall prepay such Lender’s Loan in accordance with this Section 5.03 and no Breakage Costs shall be payable by the Company in the event of a prepayment under this Section 5.03.
5.04    Break-Funding. (a) The Company shall pay to the Facility Agent for the account of each Lender, upon the request of such Lender through the Facility Agent, such amount or amounts (if any) as shall be sufficient to compensate it for any loss, cost or expense that such Lender determines is attributable to:
    (i)    any prepayment of its Loan for any reason on a date other than the last day of an Interest Period, except in connection with a prepayment pursuant to Section 5.03; or
    (ii)    the failure by the Company for any reason (including the failure of any of the conditions precedent specified in Section 6 to be satisfied) to borrow the Borrowing on the date specified in the Notice of Borrowing given pursuant to Section 2.02, or to prepay any Loan in accordance with a notice of prepayment under Section 3.03; or
    (iii)    the assignment of any of its Loans other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 5.06(b); or
    (iv)    any acceleration of the Loans pursuant to Section 9;

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including, in each case, any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable.
    (b)    Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 5.04, which certificate shall be conclusive in the absence of manifest error.
5.05    Taxes.
    (a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Company hereunder or under any other Loan Document shall be made without deduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Company or Facility Agent shall be required by applicable law (as determined in the good faith discretion of Company or Facility Agent) to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings for Indemnified Taxes or Other Taxes (including deductions for Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section) each Agent and each Lender receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the Company or the Facility Agent, as applicable, shall make such deductions and (iii) the Company or the Facility Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
    (b)    Payment of Other Taxes by the Company and the Guarantor.

    (i)    Tax Indemnity. The Company and the Guarantor shall pay, and, upon written demand, shall indemnify, protect, defend and hold each Tax Indemnitee harmless from, all Taxes that may from time to time be imposed on or asserted against any Tax Indemnitee (x) upon or with respect to the Collateral, or the income or proceeds therefrom, or (y) arising from the execution, delivery or enforcement of this Agreement, any other Loan Document or any Note, or any payment by the Company and the Guarantor pursuant thereto, or otherwise in respect of this Agreement, any other Loan Document or Note.
    (ii)    Exceptions to Tax Indemnity. The provisions of paragraph (b)(i) above shall not apply to, and the Company and the Guarantor shall have no liability hereunder for Taxes:
    (A)    to the extent such Taxes result directly from the gross negligence or willful misconduct of any Tax Indemnitee or its Tax Indemnitee Related Parties as determined by a court of competent jurisdiction by a final and non-appealable judgment;
    (B)    resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to any Tax Indemnitee or its Tax Indemnitee Related Parties unless such Liens, claims, acts or omissions are primarily and directly attributable to the Company, the Guarantor or a Company Affiliate;
    (C)    imposed as a result of the breach by any Tax Indemnitee or its Tax Indemnitee Related Parties of any covenant, representation or warranty of such Tax Indemnitee or its Tax Indemnitee Related Parties contained in or made pursuant to any Loan Document or the inaccuracy of any representation or

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warranty by any Tax Indemnitee or its Tax Indemnitee Related Parties contained in or made pursuant to any Loan Document;
    (D)    other than during or as a result of the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Loan Document other than such as have been requested by the Company or as are required by or made pursuant to the terms of any Loan Document (unless such requirement results from the actions of a Tax Indemnitee not required by or made pursuant to the Loan Document);
    (E)    to the extent attributable to any amount which any Tax Indemnitee expressly agrees in writing to pay or expressly agrees in writing shall not be paid by or be reimbursed by the Company;
    (F)    that are Excluded Taxes;
    (G)    which are imposed with respect to a voluntary or involuntary transfer by any Tax Indemnitee of a Loan Document, or any interest in any thereof, provided, however, that this clause (G) shall not apply in the case of any transfer which occurs while an Event of Default has occurred and is continuing or that is primarily and directly attributable to the Company, the Guarantor or a Company Affiliate or is reasonably necessary to comply with applicable law as the result of a Change in Law;
    (H)    that are in the nature of net income taxes payable by any Agent in respect of the fees, commissions, or compensation payable to the Agent for services rendered in its capacity as an Agent;
    (I)    that are imposed on any transferee of a Tax Indemnitee (a) if, pursuant to the law in effect at the time of the transfer, such Taxes would not have been imposed on the transferor Tax Indemnitee, or (b) to the extent such Taxes, pursuant to the law in effect at the time of the transfer, exceed the amount of Taxes that would have been imposed on the transferor Tax Indemnitee;
    (J)    to the extent that such Taxes are imposed or increased as a result of the failure of any Tax Indemnitee to provide, upon reasonable request of the Company and to the extent it is legally entitled to do so, any certification (or form certifying) as to its nationality, residence or identity that is required by applicable law and under such applicable law would reduce or eliminate the amount of Taxes; or
    (K)    that are imposed on a Tax Indemnitee related to ERISA or by section 4975 of the Code or as a result of the occurrence of any prohibited transaction within the meaning of Section 406 of ERISA (and any corresponding civil penalties payable under ERISA).
    (c)    Indemnification by the Company. The Company and the Guarantor shall indemnify each Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) for which it is responsible pursuant to any Loan Document and paid by such Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the

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relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Security Trustee (in each case with a copy to the Facility Agent), or by the Facility Agent on its own behalf or on behalf of a Lender or the Security Trustee, shall be conclusive absent manifest error.
    (d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes for which it is responsible by the Company or the Guarantor to a Governmental Authority, the Company shall deliver to the Facility Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Facility Agent.
    (e)    Forms. Prior to the initial Funding Date, the Facility Agent shall provide to the Company with two Internal Revenue Service forms W-9, W-8BEN, W-BEN-E, W-8ECI and/or W-8IMY, as applicable, with required attachments. In addition, each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of any Lender that is a signatory under the caption “LENDERS” on the signature page hereto and on the effective date of the applicable Assignment and Assumption Agreement pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Company (but only so long as such Lender remains lawfully able to do so), shall provide each of the Facility Agent and the Company with two original Internal Revenue Service forms W-9, W-8BEN, W-BEN-E, W-8ECI and/or W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on interest payments pursuant to this Agreement and the Notes. In addition, any Lender that is not resident for tax purposes in the jurisdiction in which the Company is resident for such purposes and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is resident, or any treaty to which such jurisdiction is a party, with respect to interest payments hereunder or under any other Loan Document shall, to the extent legally able to do so, use reasonable efforts to deliver to the Company (with a copy to the Facility Agent), (i) in the case of any Lender that is a signatory under the caption “LENDERS” on the signature pages hereto, on or prior to the Effective Date and (ii) in the case of any other Lender, on or prior to the effective date of the applicable assignment, and in any event no later than at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company or Facility Agent as will permit such payments to be made without withholding or at a reduced rate; provided that nothing herein shall obligate any Lender to disclose any confidential information in connection therewith. For any period with respect to which a Lender has failed to provide the Company with the appropriate form described in this Section 5.05(e) (other than if such failure is due to a Change in Law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under this Section 5.05(e)), such Lender shall not be entitled to indemnification under Section 5.05 or with respect to Taxes imposed by the United States by reason of such failure.
    (f)    Refunds. If an Agent or Lender, or other recipient of any payment to be made by or on account of any obligation of the Company or the Guarantor hereunder determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Company or the Guarantor or with respect to which the Company or the Guarantor has paid additional amounts pursuant to this Section 5.05, it shall (provided no Event of Default shall have occurred and be continuing) pay over such refund to the Company or the Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Company or the Guarantor under this Section 5.05 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, Lender or other recipient (including any Taxes imposed with respect to such refund) as determined by

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the Agent, Lender or other recipient in its sole good faith discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Company or the Guarantor, as applicable, upon the request of such Agent, Lender or other recipient agrees to repay as soon as reasonably practicable the amount paid over to the Company or the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, Lender, or other recipient in the event such Agent, Lender, or other recipient is required to repay such refund to such Governmental Authority. This Section 5.05 shall not be construed to require any Agent, Lender or other recipient to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Company, the Guarantor or any other person.
This Section 5.05 shall not interfere with the right of any Agent, Lender or other recipient to arrange its tax affairs in whatever manner it thinks fit.
5.06    Mitigation Obligations; Replacement of Lenders.
    (a)    Designation of a Different Applicable Lending Office. If any Lender (i) requests compensation under Section 5.01, (ii) requires the Company to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.05, or (iii) requires the Company to pay interest to any Lender at a higher rate pursuant to Section 5.02, the Company may request that such Lender use and, then, in each case, such Lender shall use commercially reasonable efforts to mitigate the amount or amounts owing to such Lender by designating a different Applicable Lending Office for funding or booking its Loan hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 5.01, 5.05 or 5.02, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not be materially disadvantageous to such Lender.
    (b)    Replacement of Lenders. If any Lender requests compensation under Section 5.01, if the Company is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.05, or if the Company is required to pay interest to any Lender at a higher rate pursuant to Section 5.02, then the Company may, at its sole expense and effort, upon three Business Days (which shall also be U.S. Government Securities Business Days) written notice to such Lender and the Facility Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.04), all of its interests, rights and obligations under this Agreement and the Notes to an Eligible Assignee identified by the Company that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that:
    (i)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, including increased costs due pursuant to Section 5.01, any additional amounts due under Section 5.05 and all other amounts payable to it under the Loan Documents (including any amounts under Section 5.04 as if such Loan were prepaid in full) from the assignee (to the extent of such outstanding principal and accrued interest) or the Company (in the case of all other amounts);
    (ii)    in the case of any such assignment resulting from a claim for compensation under Section 5.01, payments required to be made pursuant to Section 5.05 or payment of interest to be made at a higher rate pursuant to Section 5.02, such assignment will result in a reduction in such compensation or payments thereafter; and

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    (iii)    such assignment does not conflict with applicable law.
A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment cease to apply.
5.07    Benchmark Replacement Setting.
    (a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Facility Agent and the Company may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Facility Agent has posted such proposed amendment to all affected Lenders and the Company so long as the Facility Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 5.07(a) will occur prior to the applicable Benchmark Transition Start Date.
    (b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Facility Agent, following consultation with the Company, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
    (c)    Notices; Standards for Decisions and Determinations. The Facility Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Facility Agent will promptly notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 5.07(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Facility Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 5.07, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 5.07.
    (d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Facility Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is no longer or will not be representative, then the Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not

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or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Facility Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
    (e)    Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any Notice of Borrowing.
Section 6.Conditions Precedent.
6.01    Conditions to Effective Date. The effectiveness of this Agreement is subject to the receipt or waiver in writing by the Facility Agent (acting at the direction of the Majority Lenders) of the following documents (or, as applicable, satisfaction or waiver in writing of the conditions precedent), each of which shall be reasonably satisfactory to the Facility Agent and each Lender in form and substance:
    (a)    Agreement. This Agreement, duly executed and delivered by the Company, the Guarantor and each of the other parties hereto.
    (b)    Mortgage. The Mortgage, duly executed and delivered by the Company and the Security Trustee.
    (c)    Fee Letters. The Fee Letter and the Agent Fee Letter, each, duly executed and delivered by the Company and each of the other parties thereto.
    (d)    Servicing Agreement and Servicer Consent. Each of the Servicing Agreement and the Servicer Consent, duly executed and delivered by Company, the Servicer and, where applicable, the Security Trustee.
    (e)    Fees. Evidence of payment by the Company of the amounts then due and payable under the Agent Fee Letter or under Section 13.02, including the documented and reasonable fees and expenses of Vedder Price P.C., counsel to the Lenders, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other relevant Operative Documents.
    (f)    Opinions of Counsel. Opinions addressed to the Agent and the Lenders, dated the Effective Date of:
    (i)    Milbank LLP, special New York counsel to the Company and the Guarantor;
    (ii)    the in-house counsel of the Company and the Guarantor; and
    (iii)    Smith, Gambrell & Russell, LLP, counsel to the Servicer.
    (g)    Corporate Documents.
    (i)    (A) A certificate of the Company and the Guarantor, in each case certified as of the Effective Date, confirming that the Company or the Guarantor, as the case may be, has taken all corporate action necessary to authorize the execution and delivery of the Operative Documents to which it is party required to be executed and delivered on or prior to the Effective Date in accordance with the provisions hereof and

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thereof. (B) An incumbency certificate of the Company as to the person or persons authorized to execute and deliver the Operative Documents on behalf of the Company.
    (ii)    (A) A copy of the articles of incorporation and by-laws of the Guarantor and resolutions of the board of directors of the Guarantor and/or the executive committee thereof, in each case certified as of the Effective Date, by the Secretary or an Assistant Secretary of the Guarantor, duly authorizing the execution, delivery and performance by the Guarantor of the Operative Documents to which it is party required to be executed and delivered by the Guarantor on or prior to the Effective Date in accordance with the provisions hereof and thereof. (B) An incumbency certificate of the Guarantor as to the person or persons authorized to execute and deliver the Operative Documents on behalf of the Guarantor.
    (iii)    (A) A copy of the organizational or constitutional documents of the Servicer and resolutions of the board of directors of the Servicer, in each case certified as of the Effective Date, by a director or officer of the Servicer, duly authorizing the execution, delivery and performance by the Servicer of the Operative Documents to which it is party required to be executed and delivered by the Servicer on or prior to the Effective Date in accordance with the provisions hereof and thereof. (B) An incumbency certificate of the Servicer as to the person or persons authorized to execute and deliver the Operative Documents on behalf of the Servicer.
    (iv)    a certificate of an Officer, the Secretary or an Assistant Secretary of UMB Bank, National Association, dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the organizational/constitutional documents of such Person, (B) that such organizational/ constitutional documents of such Person have not been amended since the date of the certification thereto furnished pursuant to clause (i) above, (C) as to the incumbency and specimen signature of each authorized signatory of Person executing the Operative Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith; and (D) evidence authorizing the execution, delivery and performance of the Operative Documents by such Person on or about the date of this Agreement.
    (h)    Officer’s Certificate. A certificate of the Company signed by an authorized officer, dated as of the Effective Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Effective Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date).
    (i)    Financing Statements. The Financing Statement in respect of the Mortgage shall have been filed in the office of the Secretary of State of Minnesota.
    (j)    Know Your Customer; Other Documents. Such other documents as the Security Trustee, the Facility Agent, the Account Bank or any Lender may reasonably request, including any such document or any information as any Lender may reasonably request, in order to satisfy the “know your customer” rules, guidelines, practices or policies observed by the Security Trustee, the Facility Agent, the Account Bank or such Lender (including, without limitation, evidence of the beneficial ownership of the Company and the Guarantor).
    (k)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

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6.02    Conditions to a Borrowing. The obligation of the Facility Agent to disburse a Loan to the Company in accordance with Section 2.02 with respect to any Aircraft on any Funding Date is subject to receipt or waiver in writing by the Facility Agent and each Lender of the following documents (or, as applicable, satisfaction or waiver in writing of the conditions precedent), each of which shall be reasonably satisfactory to the Facility Agent and each Lender in form and substance:
    (a)    Notice of Borrowing. With respect to such Loan, the Company shall have delivered to the Facility Agent a Notice of Borrowing within the time period required hereunder or such shorter period agreed by the Facility Agent.
    (b)    No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.
    (c)    No Lease Event of Default; No Event of Loss. No Lease Event of Default under the relevant Initial Permitted Lease shall have occurred and be continuing. No Event of Loss in respect of such Aircraft shall have occurred.
    (d)    Mortgage Supplement. A Mortgage Supplement for such Aircraft, duly executed and delivered by the Company, together in each case with evidence of the perfection and first priority of the Liens created thereby.
    (e)    Fee Letter. With respect to the initial disbursement under this Agreement, evidence of payment by the Company of the amounts then due and payable under the Fee Letter.
    (f)    Local Mortgage Filing. The interests of the Company (as owner) and the Security Trustee (as mortgagee) in relation to each Aircraft pursuant to the Security Agreement, duly recorded on the Nationality Aircraft Register of the State of Registration pursuant to a Local Mortgage Filing.
    (g)    Deregistration Documents. Each Deregistration Document (including, for the avoidance of doubt, in respect of each Initial Permitted Lease, an irrevocable deregistration and export request authorization in favor of the Security Trustee) for such Aircraft, duly executed by the relevant Permitted Lessee or the Company, as the case may be.
    (h)    Consent and Agreement. A Consent and Agreement and Engine Consent and Agreement for such Aircraft, each duly executed and delivered by each of the parties thereto.
    (i)    Lease Documents. The relevant Initial Permitted Lease and each other Lease Document for such Aircraft (including each condition precedent delivered under such Initial Permitted Lease).
    (j)    Lessee Consent. The Lessee Consent for such Aircraft, duly executed and delivered by the Company, the relevant Permitted Lessee and the Security Trustee.
    (k)    Bills of Sale. Copies of the Bills of Sale for such Aircraft.
    (l)    Insurance. The insurance or, if applicable, reinsurance certificate for such Aircraft required by Section E of Annex B of the Mortgage and in form and substance consistent with the requirements of the relevant Initial Permitted Lease and the Lessee Consent.
    (m)    Certificate of Airworthiness. A copy of a current, valid standard certificate of airworthiness for such Aircraft duly issued by the relevant Aviation Authority.

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    (n)    Certificate of Registration. A copy of the current and valid certificate of registration for such Aircraft issued by the relevant Aviation Authority.
    (o)    Financing Statements. The Financing Statement in respect of the relevant Mortgage Supplement shall have been filed in the office of the Secretary of State of Minnesota.
    (p)    Cape Town Registrations. On such Funding Date, there shall have been registered with the International Registry registrations evidencing (A) the international interest (as defined in the Cape Town Convention) with respect to the related Airframe and each associated Engine under the mortgage on such Aircraft, with the Security Trustee, as creditor, and the Company, as debtor, (B) the international interest with respect to such Airframe and such Engine under such Initial Permitted Lease, with the Company, as creditor, and such Permitted Lessee, as debtor, (C) the transfer of the right to discharge relating to the international interest referred to in clause (B) above with the Company, as transferor, and the Security Trustee, as transferee (if applicable), (D) the assignment of international interest with respect to such Airframe and such Engine under the Mortgage (in respect of the international interests (as defined in the Cape Town Convention) under such Initial Permitted Lease), with the Security Trustee, as assignee, and the Company, as assignor and (E) the contract of sale (as defined in the Cape Town Convention) with respect to the relevant Airframe and each associated Engine.
    (q)    Lien Searches. The Company shall have delivered to the Facility Agent all customary and advisable lien searches with respect to such Aircraft with the International Registry and in the State of Registration of such Aircraft and the Company shall have recorded and/or filed and/or registered (or shall have provided for such recording, filing or registration to be made in connection with the applicable Funding Date within a customary period reasonably acceptable to the Facility Agent), as applicable, financing statements and/or termination agreements and/or discharges, as applicable, evidencing the termination of the security interest (other than Permitted Liens) of any other Person shown in such lien searches or otherwise required with respect to such Aircraft.
    (r)    Title. The Company shall immediately following such Borrowing have good and marketable title to such Aircraft, free and clear of all Liens other than Permitted Liens.
    (s)    Opinions of Counsel. Opinions addressed to the Agent and the Lenders, dated such Funding Date of:
    (i)    Milbank LLP, special New York counsel to the Company and the Guarantor;
    (ii)    the in-house counsel of the Company and the Guarantor;
    (iii)    Al Busaidy Mansoor Jamal & Co., special Omani counsel as to financing matters with respect to the Aircraft; and
    (iv)    Curtis, Mallet-Prevost, Colt & Mosle LLP, special Omani counsel as to leasing and registration matters with respect to the Aircraft.
    (t)    Officer’s Certificates. A certificate, dated such Funding Date from an officer of the Company, stating that (A) all representations and warranties of the Company set forth in the Operative Documents are true and correct in all material respects as though made on such date, except to the extent such representations and warranties speak as of an earlier time (in which case such representations and warranties are true as of such earlier time) or do not apply according to their own terms and (B) on such Funding Date, no Default or Event of Default has occurred and is continuing and, to the knowledge of the Company, no Lease Event of Default in

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respect of such Aircraft has occurred and is continuing, and in each case would not result from such Borrowing.
    (u)    Organizational Documents. For each Funding Date to occur after the Effective Date, a “bring-down” certificate of the Director, the Secretary, an Assistant Secretary or other officer of the Company and the Guarantor, dated such Funding Date and certifying that the constitutional documents and the incumbency and specimen signature of each officer of the Company and the Guarantor, certified as true and complete on the Effective Date are true and correct on such Funding Date or the extent that any such documents have been amended since the Funding Date, certifying a copy of such amendment as true and complete on such Funding Date.
    (v)    Financial Statements. A copy of the most recent financial statements of the Guarantor and of the relevant Permitted Lessee (if available after using commercially reasonable efforts) (audited to the extent available or unaudited if audited is not available).
    (w)    Payment of Fees and Expenses. The Company shall have paid, or have caused the Guarantor to pay, all fees, costs and expenses payable under Section 13.02, in each case then due and payable.
    (x)    Representations and Warranties. Before and immediately after giving effect to such Borrowing and to the application of the proceeds therefrom, the representations and warranties of the Company and the Guarantor contained in the Operative Documents shall be true and correct in all material respects as though made on such Funding Date, except to the extent such representation or warranty specifically states that it relates to an earlier date in which case such representation or warranty shall have been true as of such earlier date.
    (y)    No Proceedings. No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Document or the transactions contemplated hereby or thereby.
    (z)    Equity Funding. The Company shall have funded the balance of proceeds required to effect the purchase of such Aircraft either to the Seller of such Aircraft, or to an agreed escrow agent, and the receipt of such funds has been confirmed to the Facility Agent.
    (aa)    Escrow Agreement. Prior to the first Funding Date under this Agreement, the Escrow Agreement, duly executed and delivered by the parties thereto. Prior to each Funding Date, a copy of the relevant “Escrowed Funds Notice”, as delivered under the Escrow Agreement.
    (bb)    Government Authority Actions. All appropriate action required to have been taken prior to such Funding Date by any governmental or political agency, subdivision or instrumentality of the United States or of the Sultanate of Oman, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on such Funding Date in connection with the transactions contemplated by this Agreement shall have been issued.
    (cc)    Miscellaneous. The Facility Agent shall have received such other information and copies of documents, approvals (if any), certificates, instruments and records (certified where appropriate) of corporate and legal proceedings or in respect of the Company, the Guarantor or the relevant Permitted Lessee or in respect of the Aircraft as the Facility Agent

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may reasonably request not less than three Business Days prior to such Funding Date relating to the entering into and the performance of the Operative Documents and such other documents and evidence with respect to the Company and the Guarantor as may be reasonably requested in order to establish the valid existence and good standing of each thereof, the proper taking of all appropriate corporate or other organizational proceedings or other actions in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein.
6.03    Condition Subsequent. With respect to any required condition set forth in Section 6.01 or Section 6.02 that is a registration, filing or authorization and delivery of any evidence thereof or any legal opinions with respect thereto, if, as a legal or practical matter (as agreed by the Company and the Facility Agent, each acting reasonably), such condition can only be completed following the occurrence of a Borrowing hereunder, such registration, filing or authorization or delivery of such evidence or opinion shall be completed within the time period advised by applicable counsel and applicable counsel shall provide a written confirmation to the Facility Agent confirming the satisfaction and/or completion of such registration, filing or authorization.
Section 7.Representations and Warranties.
7.01    The Company. The Company represents and warrants, on the Effective Date (solely as to itself and the Operative Documents entered into on or prior to the Effective Date and not with respect to any Aircraft or Lease Documents) and on each Funding Date, to the Agents and the Lenders that:
    (a)    Organization Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Minnesota and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is party. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, where the failure to be so qualified would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents.
    (b)    Corporate Authorization. The Company has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its articles of incorporation or by-laws) to authorize the execution and delivery of each of the Operative Documents to which it is party, and the performance of its obligations thereunder.
    (c)    No Violation. The execution and delivery by the Company of the Operative Documents to which it is party, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby, do not and will not (a) violate any provision of the articles of incorporation or by-laws of the Company, (b) violate any Law applicable to or binding on the Company or (c) violate or constitute any default under (other than any violation or default that would not materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents), or result in the creation of any Lien (other than Permitted Liens) upon the Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Company is a party or by which the Company or any of its properties is bound.
    (d)    Approvals. The execution and delivery by the Company of the Operative Documents to which the Company is a party, the performance by the Company of its obligations

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thereunder and the consummation by the Company of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any indebtedness of the Company and (b) any Governmental Authority, other than (x) the filings and registrations expressly contemplated by this Agreement and the other Operative Documents (including any Local Mortgage Filing and any required filings with the FAA) and (y) the filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.
    (e)    Valid and Binding Agreements. The Operative Documents to which the Company is a party have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
    (f)    Registration and Recordation. Except for (a) the taking of any action under local law in respect of the perfection of the Liens created on the relevant Aircraft and/or the relevant Permitted Lease (subject to the terms and conditions of this Agreement), (b) the registration of the International Interest of the Security Trustee in the Airframes and Engines with the International Registry and (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals), no further action, including any filing or recording of any document is necessary in order to establish and perfect Security Trustee’s security interest in any Collateral as against the Company and any other Person, in each case, in any applicable jurisdiction in the United States or the relevant State of Registration.
    (g)    Company’s Location. The Company’s location (as such term is used in Section 9-307 of the UCC) is Minnesota. The full and correct legal name and mailing address of the Company on the Effective Date are correctly set forth in Section 12.01.
    (h)    No Event of Loss. On the relevant Funding Date, no Event of Loss has occurred with respect to any Aircraft, and, to the Actual Knowledge of the Company, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to any Aircraft.
    (i)    Regulation.
    (i)    The Company is a Citizen of the United States and a U.S. Certificated Air Carrier.
    (ii)    The Company holds all licenses, permits and franchises from the appropriate Governmental Authorities necessary to authorize the Company to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, where the failure to so hold any such license, permit or franchise would materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents.
    (iii)    The Company is not (A) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended, or (B) a “covered fund” as defined in the rules promulgated under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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    (j)    Financial Statements. The most recent consolidated annual and quarterly financial statements of the Guarantor provided to the Facility Agent and the Lenders present fairly in all material respects the consolidated financial position of the Guarantor as of the dates indicated and results of income, changes in stockholders’ equity and cash flows of the Guarantor, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved.
    (k)    No Litigation. There is no litigation, investigation or proceeding pending or, to the best of the Company’s knowledge, threatened by or before any Governmental Authority or arbitrator that (either individually or in the aggregate) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents.
    (l)    Taxes. The Company has filed all material tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required in accordance with GAAP.
    (m)    ERISA. The Company is in compliance in all material respects with ERISA and the rules and regulations thereunder. The Company has no material unfunded vested liability under any Plan.
    (n)    Ownership of Collateral. The Company is the sole owner of (and holds good title to) the Collateral, subject only to Permitted Liens.
    (o)    Use of Proceeds. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U, and no part of the proceeds of the Loans will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such “margin stock”.
    (p)    Cape Town. The Company is a Transacting User Entity; is “situated”, for the purposes of the Cape Town Treaty, in the United States; and has the power to “dispose” (as such term is used in the Cape Town Treaty) of each Airframe and Engine. The Bill of Sale for each Aircraft in favor of the Company that is dated on or after March 1, 2006 constitutes a “contract of sale” (as defined in the Cape Town Treaty) for the related Airframe and Engines referenced therein. The Initial Permitted Lease for each Aircraft constitutes an International Interest in such Airframe and Engines. The Mortgage, as supplemented by the Mortgage Supplement in which each such Airframe and Engine is listed, constitutes (i) an International Interest in such Airframe and Engines and (ii) an assignment of “associated rights” in respect of the International Interest in such Airframe and Engines created by the relevant Initial Permitted Lease. Each Airframe and Engine are “aircraft objects” (as defined in the Cape Town Treaty); and each of the United States and Oman (as the initial State of Registration of each Aircraft) is a “contracting state” (as defined in the Cape Town Treaty) under the Cape Town Treaty.
    (q)    Section 1110. The Security Trustee will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Aircraft as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Company is a debtor.
7.02    The Guarantor. The Guarantor represents and warrants, on the Effective Date (solely as to itself and the Operative Documents entered into on or prior to the Effective Date and

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not with respect to any Aircraft or Lease Documents) and on each Funding Date, to the Agents and the Lenders that:
    (a)    Organization Qualification. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Minnesota and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is party. The Guarantor is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, where the failure to be so qualified would materially and adversely affect the ability of the Guarantor to perform its obligations under the Operative Documents.
    (b)    Corporate Authorization. The Guarantor has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its articles of incorporation or by-laws) to authorize the execution and delivery of each of the Operative Documents to which it is party, and the performance of its obligations thereunder.
    (c)    No Violation. The execution and delivery by the Guarantor of the Operative Documents to which it is party, the performance by the Guarantor of its obligations thereunder and the consummation by the Guarantor of the transactions contemplated thereby, do not and will not (a) violate any provision of the articles of incorporation or by-laws of the Guarantor, (b) violate any Law applicable to or binding on the Guarantor or (c) violate or constitute any default under (other than any violation or default that would not materially and adversely affect the ability of the Guarantor to perform its obligations under the Operative Documents), or result in the creation of any Lien (other than Permitted Liens) upon the Collateral under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which the Guarantor is a party or by which the Guarantor or any of its properties is bound.
    (d)    Approvals. The execution and delivery by the Guarantor of the Operative Documents to which the Guarantor is a party, the performance by the Guarantor of its obligations thereunder and the consummation by the Guarantor of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any indebtedness of the Guarantor and (b) any Governmental Authority, other than (x) the filings and registrations expressly contemplated by this Agreement and the other Operative Documents and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.
    (e)    Valid and Binding Agreements. The Operative Documents to which the Guarantor is a party have been duly authorized, executed and delivered by the Guarantor and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.
    (f)    Financial Statements. The most recent consolidated annual and quarterly financial statements of the Guarantor provided to the Facility Agent and the Lenders present fairly in all material respects the consolidated financial position of the Guarantor as of the dates

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indicated and results of income, changes in stockholders’ equity and cash flows of the Guarantor, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied, except as stated therein, on a consistent basis throughout the entire period involved.
    (g)    No Litigation. There is no litigation, investigation or proceeding pending or, to the best of the Guarantor’s knowledge, threatened by or before any Governmental Authority or arbitrator that (either individually or in the aggregate) could reasonably be expected to materially and adversely affect the ability of the Guarantor to perform its obligations under the Operative Documents.
    (h)    Taxes. The Guarantor has filed all material tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made to the extent required in accordance with GAAP.
    (i)    ERISA. The Guarantor is in compliance in all material respects with ERISA and the rules and regulations thereunder. The Guarantor has no material unfunded vested liability under any Plan.
Section 8.Covenants of the Company. The Company covenants and agrees with the Lenders and the Agents that, so long as any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder and under the other Operative Documents:
8.01    Corporate Existence, Etc. The Company will (a) preserve and maintain its corporate existence, except as permitted by Section 8.08, and (b) remain a U.S. Certificated Air Carrier.
8.02    Notice of Change of Location. The Company will give the Agents timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 3.07(b) of the Mortgage as a result of such relocation.
8.03    Certain Assurances.
    (a)    The Company shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as the Security Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Documents, provided that any instrument or other document so executed by Company will not expand any obligations or limit any rights of Company in respect of the transactions contemplated by any Operative Document.
    (b)    The Company shall promptly take such action with respect to the recording, filing, re-recording and refiling of any Security Document, as shall be necessary to continue the perfection and priority of the Lien created by such Security Document.
    (c)    The Company, at its sole cost and expense, will cause the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger of the Company, or any change in its name or in its state of incorporation) in respect of the Financing Statements to be prepared and, if applicable, subject only to the execution and delivery thereof by the Security Trustee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the UCC.

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    (d)    If any Aircraft has been registered in a country other than the United States pursuant to the Mortgage, the Company will furnish to the Security Trustee promptly after such registration an opinion of special counsel reasonably satisfactory to the Security Trustee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, rerecording and refiling of the Operative Documents and any supplements and amendments thereto as is necessary to establish, perfect and protect the Lien created by the relevant Security Documents, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such Lien.
    (e)    Promptly after the occurrence of an Event of Default resulting from the failure of the Company to make payments on a Payment Date and on every Payment Date while the Event of Default shall be continuing, the Company will, at the Facility Agent’s request from time to time, provide to the Facility Agent a statement setting forth the following information with respect to each Aircraft: (i) whether such Aircraft is currently in service or parked in storage; (ii) the maintenance status of the Aircraft; and (iii) the location of the Engines.
8.04    Financial Statements, Reporting, Notices, Etc. The Company will provide to the Facility Agent for distribution to the Lenders:
    (a)    within 180 days after the end of each fiscal year of the Guarantor, beginning with the fiscal year ending December 31, 2022, the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, provided that such balance sheet and statements shall be deemed to be distributed upon the date published on the website of the Company or the Guarantor and readily publicly accessible on such website;
    (b)    within 75 days after the end of each of the first three fiscal quarters of each fiscal year of the Guarantor, its consolidated balance sheet and related statements of income and cash flows as of the end of and for such fiscal quarter (in the case of the statement of income) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, provided that such balance sheet and statements shall be deemed to be distributed upon the date published on the website of the Company or the Guarantor and readily publicly accessible on such website; and
    (c)    promptly after the Company or the Guarantor has Actual Knowledge that a Servicer Termination Event has occurred and is continuing, a notice describing the same in reasonable detail and a copy of any notice issued (i) to the Servicer (x) in connection with any Servicer Termination Event or (y) terminating the Servicer’s appointment in accordance with the Servicing Agreement, in each case contemporaneously with the issuance thereof to the Servicer, or (ii) by the Servicer pursuant to the Servicing Agreement.
8.05    Keeping of Books; Information. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.
8.06    Compliance with Laws. The Company will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities, except where the necessity of compliance therewith is being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP or the failure of compliance would not materially and adversely affect the ability of the Company to perform its obligations under the Operative Documents.

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8.07    Negative Pledge. Neither the Guarantor nor the Company will create, assume or suffer to exist any Lien on any Collateral, whether now owned or hereafter acquired by it, except Permitted Liens.
8.08    Mergers, Consolidations.
    (a)    Neither the Company nor the Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person without the prior written consent of all of the Lenders (not to be unreasonably withheld), unless (i) such consolidation, merger, conveyance, transfer or lease shall not adversely affect the right, title and interest of the Company in and to the Aircraft or the Liens of the Security Trustee, in each case in the opinion of the Security Trustee, (ii) the financial condition of the Company and/or the Guarantor, as the case may be, after such consolidation, merger, conveyance, transfer or lease shall be no worse than that of the Company and/or the Guarantor, as the case may be, as set forth in the most recent financial statements of the Guarantor delivered to the Facility Agent under Section 8.04(a) or (b) and (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
    (b)    Upon any such consolidation or merger of the Company or the Guarantor with or into, or the conveyance, transfer or lease by the Company or the Guarantor of all or substantially all of its assets to, any Person in accordance with this Section 8.08, such Person will succeed to, and be substituted for, and may exercise every right and power of, the Company and the Guarantor, as the case may be, under the Operative Documents with the same effect as if such Person had been named as “the Company” and/or “the Guarantor”, as the case may be, therein. In the event of any such conveyance, transfer or lease, the Company and/or the Guarantor, as the case may be, or any successor Person that shall have become such in the manner prescribed in this Section 8.08 shall be released and discharged from its liability in respect of the Mortgage and the other Operative Documents.
8.09    Appraisals. Upon the occurrence of either (a) a Lease Event of Default under the Initial Permitted Lease for an Aircraft that is continuing for 180 consecutive days or (b) the expiration or early termination of the Initial Permitted Lease for such Aircraft (for the purposes of this Section 8.09, an “Appraisal Event”), the Company shall provide the Facility Agent with (i) the Appraised Value for such Aircraft and (ii) the appraisal from Ascend by Cirium for such Aircraft, which specifies such Appraised Value. Such Appraised Value shall have been determined not more than 60 days prior to the occurrence of such Appraisal Event.
8.10    Dispositions. The Company shall not:
    (a)    effect any Disposition unless no Event of Default shall have occurred and be continuing at the time of, or would immediately result from, such Disposition; or
    (b)    sell, transfer, exchange or otherwise dispose of any other Collateral except as otherwise permitted by the Operative Documents.
8.11    Letters of Credit. To the extent an Initial Permitted Lessee provides the Company with a letter of credit under any Initial Permitted Lease in substitution for any Security Deposit, EOL Compensation or Maintenance Reserves required to be paid thereunder (a “Letter of Credit”), such Letter of Credit shall be provided to the Company as soon as reasonably practicable following the acquisition of the relevant Aircraft by the Company on the relevant Funding Date. The Security Trustee shall hold the original of any Letter of Credit, whether or not it is then in the name of the Company, and, so long as no Event of Default has occurred and is continuing, the Security Trustee shall act at the direction of the Company with respect to the

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decision whether to present such Letter of Credit (when permitted in accordance with its terms and with the terms of such Permitted Lease); provided that, if such Letter of Credit is expiring and no replacement of such Letter of Credit has been provided to the Company on or prior to the expiration date of such Letter of Credit, such Letter of Credit may be presented by the Security Trustee without the consent of the Company. Following the occurrence of an Event of Default and for so long as such Event of Default is continuing, (i) the Company shall promptly provide any transfer documentation, duly completed, required to transfer such Letter of Credit to the Security Trustee and (ii) the Security Trustee may present such Letter of Credit when permitted in accordance with its terms and with the terms of such Permitted Lease without the consent of the Company. Pending the provision of a Letter of Credit in favor of the Company (or the Security Trustee, as applicable) under each Initial Permitted Lease, an amount equal to the amount of the Letters of Credit required under such Initial Permitted Lease the subject of the relevant Loan shall be held back by the Company from the Purchase Price for the relevant Aircraft payable the Company under the Sale Agreement (for such Aircraft, the “LC Holdback Amount”) and the Company shall cause such LC Holdback Amount to have been funded into and to remain in the Escrow Account subject to the terms of the Escrow Agreement. At such time as any LC Holdback Amount is required to be transferred from the Escrow Account to an account of the Facility Agent pursuant to the terms of the Escrow Agreement, the Facility Agent (acting at the direction of the Majority Lenders) shall issue its notice of distribution under the Escrow Agreement to cause such LC Holdback Amount to be immediately deposited in the Collections Account and, if such amount is not so transferred or is not available in the Escrow Account (notwithstanding the requirements of the Escrow Agreement) the Company shall fund such amount to the Collections Account as an independent obligation. Once deposited in the Collections Account, the Security Trustee shall release any LC Holdback Amount from the Collections Account at the direction of the Lenders, who shall provide such direction (i) at their discretion to apply such LC Holdback Amount in accordance herewith during the continuation of an Event of Default; and (ii) upon request of the Company upon provision of a Letter of Credit in accordance with the foregoing provisions of this Section 8.11. For the avoidance of doubt, notwithstanding anything to the contrary contained herein, any LC Holdback Amount shall not be applied in accordance with the waterfall provisions hereof, and shall only be applied as specified above. All proceeds of any drawing on a Letter of Credit shall be deposited in the Collections Account.
8.12    KYC. The Company shall provide, or shall cause the Guarantor or the Servicer to provide, from time to time such documents as the Security Trustee, the Facility Agent, the Account Bank or any Lender may reasonably request, in order to satisfy the “know your customer” rules, guidelines, practices or policies observed by the Security Trustee, the Facility Agent, the Account Bank or such Lender.
8.13    Servicer.
    (a)    At any time when an Event of Default has occurred and is continuing and the Facility Agent or the Security Trustee has commenced exercising its remedies in respect thereof by accelerating the Loans or foreclosing on any Collateral, the Security Trustee may terminate the Servicing Agreement as described in the Servicer Consent.
    (b)    At all times while the Servicing Agreement is in effect, the Company shall comply with its obligations under the Servicing Agreement.
    (c)    Upon the expiration or early termination of any Initial Permitted Lease, the Servicer shall no longer act as servicer with respect to such Initial Permitted Lease and the Servicing Agreement shall terminate in respect of such Initial Permitted Lease.

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Section 9.Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:
    (a)    The Company shall fail to make any payment of principal of or interest on the Loan payable by it to any Lender hereunder or any other Loan Document when due and such failure shall continue for a period of five Business Days after the same shall have become due hereunder or thereunder;
    (b)    The Company or the Guarantor shall fail to pay any other amount payable hereunder or under any other Operative Document when due and such failure shall continue for a period of ten Business Days after receipt by the Company of written notice that such payment is overdue given to the Company by any Agent;
    (c)    Any representation or warranty made by the Company or the Guarantor herein or any other Operative Document shall prove to have been incorrect in any material respect when made, such incorrect representation or warranty is material at the time in question, and, if curable, the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Lenders) for a period in excess of 60 days from and after the earlier of (x) the Company’s or the Guarantor’s, as the case may be, Actual Knowledge thereof and (y) the date of written notice thereof from any Agent;
    (d)    The Company shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of any Aircraft, Airframe or any Engine in accordance with the provisions of Section 3.06 of the Mortgage;
    (e)    The Company or the Guarantor shall default in the performance of its respective obligations under Sections 8.11 and 13.15 of this Agreement and such default, if curable, shall continue unremedied for five Business Days from the earlier of (x) the Company’s or the Guarantor’s, as the case may be, Actual Knowledge thereof and (y) the date of written notice thereof from any Agent;
    (f)    The Company or the Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Operative Document on its part to be performed or observed and such failure shall remain unremedied for a period of 60 days after the earlier of (x) the Company’s or the Guarantor’s, as the case maybe, Actual Knowledge thereof and (y) the date of written notice thereof from any Agent;
    (g)    The Company or the Guarantor shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its Property, or the Company or the Guarantor shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or the Company or the Guarantor shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy laws or other insolvency laws (as in effect at such time), or the Company or the Guarantor shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or the Company’s or the Guarantor’s board of directors shall adopt a resolution authorizing any of the foregoing;
    (h)    An order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company or the Guarantor, a receiver, trustee or liquidator of the Company or the Guarantor, as the case may be, or of substantially all of its Property, or substantially all of the Property of the Company or the Guarantor, as the case may be, shall be sequestered, and any such order, judgment or decree of appointment or sequestration

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shall remain in force undismissed, unstayed and unvacated for a period of 75 days after the date of entry thereof; or a petition against the Company or the Guarantor, as the case may be, in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 75 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company or the Guarantor, as the case may be, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or the Guarantor, as the case may be, or of substantially all of its Property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 75 days;
    (i)    the Company shall (i) cease to be a U.S. Certificated Air Carrier as a result of the revocation of the Company’s air carrier operating certificate or such operating certificate shall have been suspended and such suspension shall not have been terminated within a period of five Business Days thereafter, or (ii) cease to hold a certificate of public convenience and necessity issued under Subtitle VII of Title 49 of the United States Code (or any equivalent successor authorization);
    (j)    the validity or enforceability of any Loan Document shall be contested by the Company or any Related Party of the Company or the validity, perfection or priority of the Liens created by the Security Documents shall be contested by the Company or any Related Party; or
    (k)    the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Secured Parties to secure the Obligations, free and clear of all other Liens (other than Permitted Liens) or, except for termination or expiration in accordance with its terms or termination in accordance herewith, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect or the enforceability thereof shall be contested by the Company and such breach shall remain unremedied for a period of 10 Business Days after the earlier of (x) the Company’s or the Guarantor’s, as the case maybe, Actual Knowledge of such breach and (y) the date of written notice of such breach from any Agent; then, if an Event of Default referred to in clause (g) or (h) of this Section 9 shall have occurred and be continuing, and in every such case, the principal of the Loans then outstanding, together with interest accrued but unpaid thereon and all other amounts owing to the Agents and any Lender hereunder or under any other Operative Document, shall immediately and without further act become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company and, if any other Event of Default shall have occurred and be continuing, then the Facility Agent shall, upon request of the Majority Lenders, by notice to the Company, declare the principal of the Loans then outstanding, together with interest accrued but unpaid thereon and all other amounts owing to the Agents and any Lender hereunder or under any other Operative Document, to be forthwith due and payable, whereupon the Loans, all such interest and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company. In addition to any other remedies available to the Agents and the Lenders under the Operative Documents or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case, the Security Trustee, acting at the direction of the Majority Lenders, may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in the Security Documents.
Section 10.Guarantee.
10.01    The Guarantee. The Guarantor hereby guarantees to each Lender and the Agents and their respective successors and assigns (a) the prompt payment in full when due (whether at

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stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Agents by the Company under this Agreement and the other Operative Documents and (b) all obligations of the Company to any Lender (or any affiliate of any Lender) and to the Agents under the Operative Documents (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
For purposes hereof, it is understood that any Guaranteed Obligations to any Person arising under an agreement entered into at a time such Person (or an affiliate thereof) is party hereto as a Lender shall continue to constitute Guaranteed Obligations, notwithstanding that such Person (or its affiliate) has ceased to be a Lender party hereto (by assigning all of its Commitments, Loans, and other interests herein) at the time a claim is to be made in respect of such Guaranteed Obligations.
10.02    Obligations Unconditional. The obligations of the Guarantor under Section 10.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, irrespective of any law, regulation, decree or order of any jurisdiction affecting any term of any Guaranteed Obligations or the Lenders’ or Agents’ rights with respect thereto, and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor, it being the intent of this Section 10.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, which shall remain absolute and unconditional as described above:
    (i)    at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
    (ii)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
    (iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
    (iv)    any lien or security interest granted to, or in favor of, the Agents or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

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The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Facility Agent, the Company under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
10.03    Reinstatement. The obligations of the Guarantor under this Section 10 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Facility Agent, the Security Trustee and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Facility Agent, the Security Trustee or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
10.04    Subrogation. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 10.01, whether by subrogation or otherwise, against the Company of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
10.05    Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Company under this Agreement may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of Section 10.01.
10.06    Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Section 10 constitutes an instrument for the payment of money, and consents and agrees that any Lender or any Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.
10.07    Continuing Guarantee. The guarantee in this Section 10 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.
10.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 10.01 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Lender, the Security Trustee, the Facility Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

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Section 11.The Agents.
11.01    Appointment and Authority; Certain Security Trustee Actions.
    (a)    Appointment and Authority. Each of the Lenders hereby appoints each Agent to act on its behalf as the Facility Agent, the Security Trustee or the Account Bank, as applicable, hereunder and under the other Operative Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 11 are solely for the benefit of the Agents and the Lenders, and, except as expressly specified in the second sentence of Section 11.06, the Company shall have no rights as a third party beneficiary of any of such provisions.
    (b)    Certain Security Trustee Actions.
    (i)    Before the Security Trustee acts or refrains from acting, it may, in the absence of instructions from the Facility Agent or the Majority Lenders, as the case may be, require an officer’s certificate of the Company and/or an opinion of counsel satisfactory to the Security Trustee with respect to the proposed action or inaction. The Security Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Whenever in the administration of any Operative Document the Security Trustee shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering or omitting to take any act hereunder or under any of the other Operative Documents, such matter (unless other evidence in respect thereof be herein or therein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Security Trustee, be deemed to be conclusively proved and established by a certificate of an officer of the Company delivered to the Security Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Security Trustee, shall be full warrant to the Security Trustee for any action taken, suffered or omitted to be taken by it under the provisions of any Operative Document upon the faith thereof.
    (ii)    In each case that the Security Trustee may or is required hereunder or under any other Operative Document to take any action, including to make any determination or judgment, to give consents, to exercise rights, remedies, powers or privileges, to release or sell collateral or otherwise to act hereunder or under any other Operative Document, the Security Trustee may seek direction from the Facility Agent or the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided herein or in the other Operative Documents). The Security Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction from the Facility Agent or the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided herein or in the other Operative Documents). If the Security Trustee shall request direction from the Facility Agent or the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided herein or in the other Operative Documents) with respect to any action, the Security Trustee shall be entitled to refrain from such action unless and until the Security Trustee shall have received direction from the Facility Agent or the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided herein or in the other Operative Documents), and the Security Trustee shall not incur liability to any Person by reason of so refraining. So long as a Default or an Event of Default shall have occurred and be continuing, the Facility Agent shall promptly send to each Lender a copy of any written communications received from the Security Trustee by it during such period.

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11.02    Rights as a Lender.
    (a)    Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
    (b)    Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent Group”) is engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 11.02 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Company or their respective Affiliates. Furthermore, each Agent Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Company and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Company or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Company or their Affiliates. Each Lender understands and agrees that in engaging in the Activities, each Agent Group may receive or otherwise obtain information concerning the Company or its Affiliates (including information concerning the ability of the Company to perform its obligations hereunder and under the other Operative Documents) which information may not be available to any of the Lenders that are not members of an Agent Group. Neither any Person serving as an Agent nor any other member of an Agent Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, nor be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of the Company or any Affiliate of the Company) or to account for any revenue or profits obtained in connection with the Activities, except that the Facility Agent or the Security Trustee, as applicable, shall deliver or otherwise make available to each Lender such documents as are expressly required by any Loan Document to be transmitted by the Facility Agent or the Security Trustee, as applicable, to the Lenders.
    (c)    Each Lender further understands that there may be situations where members of an Agent Group or their respective customers (including the Company and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder and under the other Operative Documents). Each Lender agrees that no member of an Agent Group is or shall be required to restrict its activities as a result of any Person serving as an Agent being a member of an Agent Group, and that each member of an Agent Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement nor any other Operative Document, (ii) the receipt by an Agent Group of information (including Information) concerning the Company or their Affiliates (including information concerning the ability of the Company to perform their respective obligations hereunder and under the other Operative Documents) or (iii) any other matter, shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by any Agent or any member of an Agent Group to any Lender including any such duty that would prevent or restrict an Agent Group from acting on behalf of customers (including the Company or its Affiliates) or for its own account.

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11.03    Duties of Agents; Exculpatory Provisions.
    (a)    The Agents’ duties hereunder and under the other Operative Documents are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein and in the other Operative Documents and no duties or obligations shall be implied. Without limiting the generality of the foregoing, no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Operative Documents), provided that no Agent shall be required to take any action that, in its good faith opinion or in the opinion of its counsel, may expose such Agent or any of its Affiliates to liability or that is contrary to any Operative Document or applicable law. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take, or refraining from taking any such action. No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Operative Document.
    (b)    No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in the Operative Documents, including Sections 9 or 12.03) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and non-appealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until the Company or any Lender shall have given notice to such Agent describing such Default or Event of Default.
    (c)    No Agent nor any member of an Agent Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Operative Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Operative Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document or (v) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Facility Agent.
    (d)    Nothing in this Agreement or any other Operative Document shall require any Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to each Agent that such Lender is solely responsible for any such checks such Lender is required to carry out and that such Lender may not rely on any statement in relation to such checks made by such Agent or any of its Related Parties.
11.04    Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by such Agent to be genuine and to have been signed,

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sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by such Agent to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of the Loans that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless an officer of such Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of the Loans and, in the case of a Borrowing, such Lender shall not have made available to the Facility Agent such Lender’s ratable portion of such Borrowing. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by such Agent, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
11.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Operative Document by or through any one or more sub-agents appointed by such Agent who shall use reasonable care in the selection and appointment of such sub-agent(s). Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of each Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Section 11 and Section 13.02 (as though such sub-agents were an “Agent” under the Operative Documents) as if set forth in full herein with respect thereto.
11.06    Resignation of Agents. Each Agent may at any time give notice of its resignation to the Lenders and the Company and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon receipt of any such notice of resignation or removal, the Majority Lenders shall have the right (so long as no Special Default has occurred and is continuing, with the consent of the Company (such consent not to be unreasonably withheld or delayed)) to appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 60 days after the retiring Agent gives notice of its resignation or the Majority Lenders’ removal of the retiring Agent (such 60-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders (so long as no Special Default has occurred and is continuing, with the consent of the Company (such consent not to be unreasonably withheld or delayed)) appoint a successor Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Company and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation or removal, which effective date shall be no earlier than three Business Days after the date of such notice, provided that any resignation of the Security Trustee shall not become effective until appropriate steps have been taken in order to preserve the Collateral. Upon the resignation or removal effective date established in such notice and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring Agent’s resignation or removal shall nonetheless become effective provided that any resignation of the Security Trustee shall not become effective until appropriate steps have been taken in order to preserve the Collateral and (i) the retiring Agent shall be discharged from its duties and obligations as Agent hereunder and under the other Operative Documents and (ii) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Agent to such retiring Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, remedies, powers, privileges and duties as Agent of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations as Agent hereunder or under the other Operative Documents

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(if not already discharged therefrom as provided above in this paragraph). The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Agent’s resignation or removal hereunder and under the other Operative Documents, the provisions of this Section 11 and Section 13.02 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
11.07    Non-Reliance on Agents or Other Lenders.
    (a)    Each Lender confirms to each Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on such Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making its Loans hereunder and (z) taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making its Loan hereunder and under the other Operative Documents is suitable and appropriate for it.
    (b)    Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Operative Documents, (ii) it has, independently and without reliance upon any Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon any Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Operative Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:
    (i)    the financial condition, status and capitalization of the Company and the Guarantor;
    (ii)    the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Operative Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Operative Document;
    (iii)    determining compliance or non-compliance with any condition hereunder to the making of its Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;
    (iv)    the adequacy, accuracy and/or completeness of any information delivered by any Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement or any other Operative Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Operative Document.
11.08    Force Majeure. The Agents shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or any Operative Document

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arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation: acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Security Trustee shall use commercially reasonable efforts which are consistent with current accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
Section 12.Notices, Communications, Confidentiality and Treatment of Information.
12.01    Notices.
    (a)    All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in the English language in writing, or by any telecommunication device capable of creating a written record (including, if an e-mail address is provided, electronic mail), and addressed to the party to be notified as follows:
(i)    if to the Company, to it at
Sun Country, Inc.
2005 Cargo Road
Minneapolis, Minnesota 55450
United States of America
Email: Rose.Neale@suncountry.com; Bill.Trousdale@suncountry.com; legal@suncountry.com
(ii)    if to the Facility Agent, to it at
UMB Bank, National Association
6440 S. Millrock Drive, Suite 400
Salt Lake City, Utah 84121
Attention: Corporate Trusts-Aviation
Phone: (385) 715-3058
Email: corptrustutah@umb.com; dustin.green@umb.com

(iii)    if to the Security Trustee and/or the Account Bank, to it at
UMB Bank, National Association
6440 S. Millrock Drive, Suite 400
Salt Lake City, Utah 84121
Attention: Corporate Trusts-Aviation
Phone: (385) 715-3058
Email: corptrustutah@umb.com; dustin.green@umb.com

(iv)    if to any Lender, to it at its address notified to the Facility Agent;
or at such other address as shall be notified in writing (x) in the case of the Company, the Facility Agent and the Security Trustee, to the other parties and (y) in the case of all other parties, to the Company, the Facility Agent and the Security Trustee.
    (b)    All notices, demands, requests, consents and other communications described in clause (a)  shall be effective (i) if delivered by hand, including any overnight courier

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service, upon personal delivery, (ii) if delivered by mail, five Business Days after deposited in the mails, and (iii) if delivered by electronic mail, when transmitted to an electronic mail address, as the case may be, as provided in clause (a); provided that notices and communications to the Facility Agent pursuant to Section 2 or Section 11 shall not be effective until received by the Facility Agent.
12.02    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below) for a period of two years after the final payment of all amounts due hereunder, except that Information may be disclosed (a) on a need-to-know basis, to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by applicable law or any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to any other party hereto, (d) in connection with the exercise of any remedies hereunder or under any other Operative Document, any action or proceeding relating to this Agreement or any other Operative Document, the enforcement of rights hereunder or thereunder or any litigation or proceeding to which any Agent or any Lender or any of its Affiliates may be a party, (e) subject to an agreement containing or incorporating provisions substantially the same as those of this Section 12.02, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors), (f) with the consent of the Company or the Guarantor or (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section. For purposes of this Section 12, “Information” means this Agreement and non-publicly filed portions of the Security Documents and all information received from the Company relating to the Company or any of its businesses under or pursuant to this Agreement, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Company, provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.02 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 13.Miscellaneous.
13.01    No Waiver. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any Operative Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Operative Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
13.02    Expenses, Etc.
    (a)    Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by each Agent, the Lenders and their respective Affiliates (including the reasonable fees and expenses of Vedder Price P.C., special New York counsel to the Lenders, and subject to any separately agreed agreements regarding such fees), in connection with (x) the preparation, review, negotiation, execution and delivery of this Agreement and the other

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Operative Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (y) the administration of the transactions contemplated hereby, including each Borrowing and Disposition (including the reasonable fees and expenses of local counsel), (ii) all reasonable out-of-pocket expenses incurred by the Agents and the Lenders (including the fees, charges and disbursements of counsel to the Agents and the Lenders) in connection with any Default, Event of Default, enforcement action, or the protection of their rights hereunder or in respect of the Collateral, including without limitation (A) in connection with this Agreement and the other Operative Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the other Operative Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Operative Document or any other document referred to therein. The Company agrees to pay all costs, expenses and other charges in respect of each appraisal.
    (b)    Indemnification by the Company. The Company shall indemnify each Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable expenses (including the reasonable fees, charges and disbursements of a single legal counsel to the Indemnitees) in each relevant jurisdiction, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Operative Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or the Guarantor and regardless of whether any Indemnitee is a party thereto, except to the extent such claim, damage, loss, liability or expense: (A) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnitee’s gross negligence or willful misconduct, provided, that if it is finally determined in such judicial proceeding that any claim, damage, loss, liability or expense of an Indemnitee has resulted from its gross negligence or willful misconduct, then such Indemnitee shall repay to the Company such portion of any amount previously paid by the Company under this Section 13.02(b) that is attributable to expenses incurred in relation to the act or omission of such Indemnitee that is the subject of such finding, (B) arises from a breach of any obligation of such Indemnitee to lend to the Company pursuant to this Agreement; (C) relates to Taxes (which are the subject of Section 5.05 hereof); (D) relates to the offer, sale, assignment (other than assignments pursuant to Section 5.06(b)), transfer, participation or other disposition by or on behalf of an Indemnitee of any Loan or all or any part of such Indemnitee’s interest in the Operative Documents, in each case other than in connection with any enforcement of the Operative Documents during the continuation of an Event of Default; (E) relates to a failure (so long as such failure rises to the level of gross negligence or willful misconduct) on the part of the Facility Agent or the Account Bank to distribute in accordance with the Loan Documents any amounts received and distributable by it thereunder or to perform its other obligations thereunder; or (F) relates to any claim to the extent such claim is an ordinary and usual operating or overhead expense (other than such expenses caused directly by the occurrence of an Event of Default). In the case of any claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, but without limiting any right to receive indemnification hereunder,

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each Indemnitee agrees to cooperate, as far as commercially practicable and at the Company’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such claim as may be required to retain the benefits of such insurance with respect to such claim.
    (c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under Section 13.02(a) or Section 13.02(b) to be paid by it to any Agent or any Related Party thereof, each Lender severally agrees to pay to such Agent or such Related Party, as the case may be, pro rata in accordance with such Lender’s Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), such unpaid amount, provided that no Lender shall be liable for any portion of such amounts, liabilities, obligations, losses, damages, costs, expenses or disbursements resulting from the Agent’s or such Related Party’s gross negligence or willful misconduct (in each case as determined by a court of competent jurisdiction pursuant to a non-appealable final order or verdict).
    (d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, each party hereto agrees that it will not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Operative Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
    (e)    Payments. All amounts due under this Section shall be payable not later than ten days after demand therefor.
13.03    Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Guarantor and the Majority Lenders, or by the Company, the Guarantor and the Facility Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Facility Agent acting with the consent of the Majority Lenders; provided that (i) no modification, supplement or waiver shall (A) increase or extend the term of any Commitment or the Loans of any Lender without the consent of such Lender, (B) extend the date fixed for the payment of principal of or interest on any Loan or any fee or other amounts hereunder, or reduce the amount of any such payment of principal, interest, fee or other amounts without the consent of each Lender adversely affected thereby or (C) reduce the rate at which interest is payable on such principal or any fee or other amount is payable hereunder without the consent of each Lender adversely affected thereby, (ii) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or the Facility Agent acting with the consent of all of the Lenders, (A) release any Property covered by any Security Document, except in connection with Dispositions permitted hereunder or as otherwise provided herein or in the Security Documents, (B) alter the terms of this Section 13.03, (C) modify Section 2.05, (D) change Section 4.01(a)(iv), Section 4.01(b), Section 4.04 or Section 4.06(b) in a manner that would alter the pro rata sharing of payments required thereby or (E) modify the definition of the term “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof and (iii) any modification or supplement of Section 11, or of any of the rights or duties of an Agent hereunder, shall require the consent of such Agent.
13.04    Successors and Assigns.
    (a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any

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of its rights or obligations hereunder without the prior written consent of the Facility Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 13.04(b), (ii) by way of participation in accordance with the provisions of Section 13.04(d), or (iii) by way of pledge or assignment of a security interest pursuant to Section 13.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 13.04 and, to the extent expressly contemplated hereby, the respective Related Parties of each Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
    (b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
    (i)    Minimum Amounts.
    (A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Loan at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender, or a member of the European System of Central Banks or of a Federal Reserve Bank, no minimum amount need be assigned; and
    (B)    in any case not described in clause (A) above, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Facility Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).
    (ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan assigned.
    (iii)    Required Consents. No consent shall be required for any assignment except (A) to the extent required by clause (i)(B) above, (B) other than with respect to an assignment to NordLB, the consent of the Company shall be required during any period during which there are unfunded Commitments and (C) the consent of the Company shall be required if a proposed assignee is not an Eligible Assignee unless any Event of Default has occurred and is continuing at the time of such assignment.
    (iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Facility Agent an Assignment and Assumption and the assignee, if it is not already a Lender, shall deliver to the Facility Agent a tax form as required under Section 5.05.
    (v)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

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    (vi)    No Assignment to Cause Higher Cost. Notwithstanding anything to the contrary contained herein the Company shall not be obliged to pay or indemnify for any amount representing a higher cost to the Company resulting from any increased costs or other amounts payable under Section 5.01, any increased amount payable under Section 5.02(a), or withholding tax or other amounts payable under Section 5.05 in each case arising as a result of an assignment that causes any such cost to increase by reference to any actual or proposed circumstance applicable the assignee (that does not apply to the assignor) or Change in Law that applies to the assignee (but not the assignor), in each case as measured at the date of the assignment.
Subject to acceptance and recording thereof by the Facility Agent pursuant to paragraph (c) of this Section 13.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement except for its obligations under Section 12.02 (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5 and 12.02 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 13.04.
    (c)    Register. The Facility Agent, acting solely for this purpose as an agent of the Company, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amounts of the Loans owing to each Lender pursuant to the terms hereof from time to time and the interest rate on the Loans (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Company, the Guarantor, each Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In order for an assignment to be recorded in the Register prior to any Payment Date, such assignment must have been received by the Facility Agent at least five (5) Business Days prior to such Payment Date. Any assignment received by the Facility Agent less than five (5) business days before a Payment Date shall instead be recorded in the Register after such Payment Date. In connection with any assignment, the Company shall pay to the Facility Agent a processing fee of $1,500 for each assignment, such amount to be payable on the Payment Date next succeeding such assignment.
    (d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Facility Agent, sell participations to any Person (other than a natural person or the Company, the Guarantor or any of the Company’s or the Guarantor’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Company, the Guarantor, each Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) notwithstanding anything to the contrary contained herein the Company shall not be obliged to pay or indemnify for any amount representing a higher cost to the Company resulting from any increased costs or other amounts payable under Section 5.01, any increased amount

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payable under Section 5.02(a), or withholding tax or other amounts payable under Section 5.05 in each case arising as a result of a participation that causes any such cost to increase by reference to any actual or proposed circumstance applicable the Participant (that does not apply to the related Lender) or Change in Law that applies to the Participant (but not the related Lender), in each case as measured at the date of the participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (i) increase or extend the term of such Lender’s Loan, (ii) extend the date fixed for the payment of principal of or interest on the Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest, or (v) release any Property covered by any Security Document, except in connection with Dispositions permitted hereunder or as otherwise provided herein or in the Security Documents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents. For the avoidance of doubt, the Facility Agent (in its capacity as Facility Agent) shall have no responsibility for maintaining a Participant Register.
    (e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any Note to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that such pledge or assignment shall be at no cost to the Company and no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
13.05    Survival. The obligations of the Company under Sections 5.01, 5.02, 5.04, 5.05, 11, 12.02 and 13.02, and the obligations of the Lenders under Sections 11, 12.02 and 13.02, shall survive the resignation or removal of any Agent, the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Loan hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty.
13.06    Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
13.07    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

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13.08    Governing Law; Jurisdiction, Service of Process and Venue.
    (a)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
    (b)    Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any applicable appellate court, in any action or proceeding arising out of or relating to any Operative Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Operative Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to any Operative Document against the Company, the Guarantor or their respective Property in the courts of any jurisdiction.
    (c)    Service of Process. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 12.01, such service to become effective 30 days after such mailing.
    (d)    Alternative Process. Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any such process or summonses in any other manner permitted by applicable law.
    (e)    Waiver of Venue, Etc. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to any Operative Document in any court referred to in subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
13.09    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
13.10    Waiver of Immunity. To the extent that the Company or the Guarantor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in

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aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company and the Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Operative Documents.
13.11    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Agent, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Agent, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Agent on subsequent payment dates to the extent not exceeding the legal limitation.
13.12    Entire Agreement. This Agreement and the other Operative Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
13.13    Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
13.14    No Advisory or Fiduciary Relationship. Each of the Company and the Guarantor acknowledges and agrees that neither the Lenders nor the Agents have any fiduciary, advisory or agency relationship with, or fiduciary duty to, the Company or the Guarantor arising out of or in connection with this Agreement or the other Operative Documents, nor has any such relationship or duty been intended to be created in respect of the transactions contemplated hereby or the other Loan Documents. The relationship between each Lender and the Company is solely that of creditor and debtor and the relationship between each Lender and the Guarantor is solely that of guarantor and beneficiary. This Agreement and the other Operative Documents do not create a joint venture among the parties.
13.15    Compliance with Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.
    (a)    Each of the Company and the Guarantor shall comply in all material respects with the requirements of applicable Anti-Money Laundering Laws, applicable Anti-Corruption Laws and applicable Sanctions.
    (b)    Neither the Company nor the Guarantor shall lease or release, or authorize or direct the lease or release of, any Aircraft to any Lessee as a result of which such Aircraft would be, or would be permitted to be operated, in any Sanctioned Country in each case in violation of applicable Sanctions.
    (c)    Each of the Company and the Guarantor shall promptly respond to any request by the Facility Agent, the Security Trustee or the Lenders to provide to the Facility Agent, the Security Trustee and the Lenders any information regarding the Company, the Guarantor and their respective Affiliates necessary for the Facility Agent, the Security Trustee and the Lenders to comply in all material respects with all applicable Anti-Money Laundering Laws, applicable Anti-Corruption Laws and applicable Sanctions.

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    (d)    Each of the Company and the Guarantor hereby represents and warrants to the Facility Agent, the Security Trustee and the Lenders that: (i) neither it nor any of its directors or officers or, to its knowledge, Affiliates, employees or agents is a Sanctioned Person; (ii) it has not in the past five years knowingly engaged in any activity or conduct which would constitute a material violation of any applicable Anti-Money Laundering Laws, applicable Anti-Corruption Laws or applicable Sanctions; and (iii) it has instituted and maintains and enforces policies and procedures designed to promote and achieve compliance with such laws.
    (e)    Neither the Company nor the Guarantor will, directly or indirectly, (i) use any part of the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (A) to fund, finance or facilitate any activities, business or transactions of or with any Sanctioned Person in violation of applicable Sanctions or (B) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto.
    (f)    Neither the Company nor the Guarantor will, directly or indirectly, use any part of the proceeds of the Loans for any purpose that would constitute a violation of applicable Anti-Corruption Laws.
    (g)    Each of the Company and the Guarantor acknowledges that in order for the Security Trustee, the Facility Agent and each Lender subject to the Patriot Act, to comply with the requirements thereof, the Company and the Guarantor must provide such Lender, the Facility Agent and the Security Trustee with certain information or supporting documentation (collectively “Documentation”) at the time of execution of this Agreement. Each such Lender, the Facility Agent and the Security Trustee is required by the Patriot Act to verify and record any Documentation provided by the Company and/or the Guarantor to validate the Company’s and/or the Guarantor’s, as the case may be, identity. Documentation that may be requested from the Company and the Guarantor may include, but is not limited to, a Federal Employer Identification Number (FEIN), a beneficial ownership certification, a good standing certificate, a certificate of incumbency to authenticate the management of the Company or the Guarantor, as the case may be, and other government issued certified documents to validate the Company’s and/or the Guarantor’s authorization to conduct business.
    (h)    The usage of the term “Sanctions” (and any clauses in this Agreement which make use of the same) in this Agreement only shall apply, in relation to any Lender (a “Restricted Lender”) that is situated in the European Union, to the extent that the usage of such term in any particular provision of this Agreement does not result in any violation of or conflict with any Blocking Regulation applicable to that Restricted Lender, but without in any way limiting the applicability or effectiveness of any applicable provision as between the other Lenders, the Facility Agent, the Security Trustee and the Company. In connection with any waiver, determination or direction relating to any provisions which do not apply for the benefit of a Restricted Lender by virtue of the foregoing sentence (but not with respect to any other parts which do apply for the benefit of a Restricted Lender), the parties hereto agree that the Commitment of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been granted. The parties hereto agree that this Section 13.15(h) may not be amended without the prior written consent of any Restricted Lender. Notwithstanding the foregoing, the Facility Agent and the other parties to this Agreement other than such Restricted Lender shall be entitled to rely conclusively, without independent investigation or verification, on the written notice by a Restricted Lender to the Facility Agent promptly after a waiver, determination or direction is sought pursuant to the Operative Documents that such Restricted Lender’s Commitment shall be excluded with respect to such specified waiver, determination or direction in accordance with the foregoing sentence. No party to this Agreement other than such Restricted Lender shall have any duty to inquire or determine if this Section 13.15(h) shall apply with respect to any waiver, determination or direction of any

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Restricted Lender (whether or not any other Restricted Lender shall have notified the Facility Agent as to its application as to such other Restricted Lender) and, if the Facility Agent shall not have received a written notice from a Restricted Lender instructing it to exclude such Restricted Lender’s Commitments in accordance with the prior sentence with respect to a particular waiver, determination or direction, the Facility Agent and the other parties to this Agreement shall determine whether the requisite Lenders have provided consent to a waiver, determination or direction as if such Restricted Lender’s Commitment were required to be included in the calculation of the requisite majority of Lenders.
13.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
    (a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
    (b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
* * *

70

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SUN COUNTRY, INC. (d/b/a Sun Country Airlines) By: Name: Title:
SUN COUNTRY AIRLINES HOLDINGS, INC. By: Name: Title:
MUFG BANK, LTD., as a Lender By: Name: Title: By: Name: Title:
UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Facility Agent, Security Trustee and Account Bank By: Name: Title:

71

ANNEX 1
Commitments

Lender	Final Allocation
MUFG Bank, Ltd.	$119,200,000

ANNEX 1 Page 1

SCHEDULE 1
AIRCRAFT AND ENGINES

Aircraft No.	MSN	Date of Manufacture	Model	Engine Serial Numbers		Aircraft Loan Amount
1	40069	11/12/2014	737-900ER	660456	660457	$22,390,000
2	40070	5/20/2015	737-900ER	660952	660961	$24,000,000
3	40071	11/3/2015	737-900ER	862557	862575	$24,970,000
4	44424	3/16/2015	737-900ER	660768	660772	$23,920,000
5	44425	5/27/2015	737-900ER	660998	862120	$23,920,000
					Total: $119,200,000

SCHEDULE 1 Page 1

SCHEDULE 2
INITIAL PERMITTED LEASE AND LEASE DOCUMENTS
MSN 40069
1.    Aircraft Operating Lease Agreement originally dated 6 November 2014 and amended and restated on 30 August 2017 between as APF 4 Projekt Nr. 6A GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 12 November 2014 from Oman Air SAOC as lessee to OBIC Leasing 1 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 1 Limited as existing lessor, APF 4 Projekt Nr. 6A GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 1 Limited as existing lessor, APF 4 Projekt Nr. 6A GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1400971 originally dated 11 November 2014 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1400972 originally dated 11 November 2014 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
MSN 40070
1.    Aircraft Operating Lease Agreement originally dated 13 May 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6C GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 20 May 2015 from Oman Air SAOC as lessee to OBIC Leasing 3 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 3 Limited as existing lessor, APF 4 Projekt Nr. 6C GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 3 Limited as existing lessor, APF 4 Projekt Nr. 6C GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1500402 originally dated 19 May 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1500403 originally dated 18 May 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.

SCHEDULE 2 Page 1

MSN 40071
1.    Aircraft Operating Lease Agreement originally dated 27 October 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6E GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 3 November 2015 from Oman Air SAOC as lessee to OBIC Leasing 5 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 5 Limited as existing lessor, APF 4 Projekt Nr. 6E GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 5 Limited as existing lessor, APF 4 Projekt Nr. 6E GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1501062 originally dated 28 October 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1501058 originally dated 28 October 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
MSN 44424
1.    Aircraft Operating Lease Agreement originally dated 10 March 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6B GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 16 March 2015 from Oman Air SAOC as lessee to OBIC Leasing 2 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 2 Limited as existing lessor, APF 4 Projekt Nr. 6B GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 2 Limited as existing lessor, APF 4 Projekt Nr. 6B GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1500195 originally dated 12 March 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1500193 originally dated 12 March 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.

SCHEDULE 2 Page 2

MSN 44425
1.    Aircraft Operating Lease Agreement originally dated 21 May 2015 and amended and restated on 30 August 2017 between APF 4 Projekt Nr. 6D GmbH as lessor and Oman Air SAOC as lessee.
2.    Acceptance Certificate dated 27 May 2015 from Oman Air SAOC as lessee to OBIC Leasing 4 Limited as lessor.
3.    Deed of Novation and Amendment dated 30 August 2017 between OBIC Leasing 4 Limited as existing lessor, APF 4 Projekt Nr. 6D GmbH as new lessor and Oman Air SAOC as lessee.
4.    Effective Time Notice dated 31 August 2017 between OBIC Leasing 4 Limited as existing lessor, APF 4 Projekt Nr. 6D GmbH as new lessor and Oman Air SAOC as lessee.
5.    Security Deposit Standby Letter of Credit no. 840BGG1500438 originally dated 27 May 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.
6.    Maintenance Reserve Standby Letter of Credit no. 840BGG1500439 originally dated 26 May 2015 and confirmation dated 30 August 2017 issued by Deutsche Bank AG, London Branch, as amended and transferred from time to time.

SCHEDULE 2 Page 3

SCHEDULE 3
AMORTIZATION SCHEDULES

MSN 40069

Period	Total Minimum Principal
0
1	$232,700
2	240,730
3	236,080
4	244,013
5	239,516
6	241,228
7	229,008
8	225,004
9	232,950
10	229,112
11	231,167
12	244,694
13	235,435
14	243,134
15	239,727
16	247,325
17	244,094
18	246,283
19	253,726
20	250,766
21	206,874
22	206,652
23	208,507
24	216,370
25	212,191
26	216,041
27	215,991
28	219,835
29	219,858
30	221,831
31	225,666
32	225,802
33	229,630
34	229,844
35	231,905
36	239,215
37	235,996

SCHEDULE 3 Page 1

38	239,799
39	240,219
40	244,010
41	244,516
42	246,708
43	250,480
44	251,121
45	254,877
46	255,611
47	257,902
48	264,493
49	262,445
50	266,159
51	267,137
52	270,831
53	271,911
54	274,348
55	278,011
56	279,250
57	282,890
58	284,239
59	286,785
60	291,426
61	291,869
62	295,446
63	297,082
64	300,630
65	302,387
66	305,095
67	308,599
68	310,542
69	314,014
70	316,086
71	318,916
72	323,468
73	324,518
74	327,901
75	330,310
76	333,654
77	336,203
78	339,213
79	342,497
80	345,265
81	348,506
82	351,423
83	354,569
84	357,742

SCHEDULE 3 Page 2

MSN 40070

Period	Total Minimum Principal
0
1	$217,883
2	226,250
3	221,003
4	229,278
5	224,175
6	225,750
7	213,904
8	209,276
9	217,579
10	213,107
11	215,020
12	229,424
13	219,007
14	227,080
15	223,010
16	230,988
17	227,083
18	229,120
19	236,954
20	233,300
21	241,035
22	237,554
23	239,685
24	258,138
25	244,148
26	251,627
27	238,794
28	243,042
29	243,067
30	245,246
31	249,484
32	249,634
33	253,863
34	254,099
35	256,377
36	264,453
37	260,897
38	265,098
39	265,562
40	269,750

SCHEDULE 3 Page 3

41	270,310
42	272,732
43	276,899
44	277,607
45	281,757
46	282,568
47	285,100
48	292,381
49	290,119
50	294,222
51	295,302
52	299,383
53	300,577
54	303,269
55	307,316
56	308,685
57	312,707
58	314,197
59	317,011
60	322,138
61	322,628
62	326,579
63	328,387
64	332,307
65	334,248
66	337,240
67	341,111
68	343,258
69	347,094
70	349,383
71	352,510
72	357,539
73	358,700
74	362,437
75	365,098
76	368,793
77	371,610
78	374,935
79	378,563
80	381,621
81	385,202
82	388,425
83	391,901
84	395,407

SCHEDULE 3 Page 4

MSN 40071

Period	Total Minimum Principal
0
1	$201,989
2	210,504
3	204,841
4	213,271
5	207,740
6	209,176
7	197,830
8	192,753
9	201,224
10	196,291
11	198,053
12	212,966
13	201,743
14	210,001
15	205,438
16	213,610
17	209,199
18	211,077
19	219,115
20	214,937
21	222,884
22	218,865
23	220,829
24	240,289
25	224,965
26	232,674
27	229,070
28	236,682
29	233,247
30	235,339
31	242,803
32	239,626
33	276,414
34	276,672
35	279,150
36	287,939
37	284,069
38	288,641
39	289,146

SCHEDULE 3 Page 5

40	293,703
41	294,312
42	296,948
43	301,483
44	302,253
45	306,770
46	307,652
47	310,407
48	318,331
49	315,869
50	320,334
51	321,509
52	325,951
53	327,250
54	330,179
55	334,583
56	336,073
57	340,450
58	342,072
59	345,133
60	350,712
61	351,245
62	355,545
63	357,513
64	361,779
65	363,891
66	367,147
67	371,360
68	373,696
69	377,870
70	380,361
71	383,764
72	389,237
73	390,500
74	394,567
75	397,463
76	401,484
77	404,549
78	408,168
79	412,116
80	415,443
81	419,340
82	422,848
83	426,630
84	430,445

SCHEDULE 3 Page 6

MSN 44424

Period	Total Minimum Principal
0
1	$225,921
2	234,326
3	229,170
4	237,481
5	232,473
6	234,115
7	221,961
8	217,442
9	225,777
10	221,419
11	223,406
12	237,789
13	227,543
14	235,639
15	231,699
16	239,696
17	235,927
18	238,043
19	245,891
20	242,383
21	250,128
22	246,800
23	249,013
24	267,313
25	231,250
26	235,443
27	235,389
28	239,577
29	239,602
30	241,751
31	245,929
32	246,077
33	250,246
34	250,479
35	252,725
36	260,688
37	257,181
38	261,323
39	261,781
40	265,910
41	266,462

SCHEDULE 3 Page 7

42	268,850
43	272,958
44	273,656
45	277,748
46	278,548
47	281,044
48	288,223
49	285,992
50	290,037
51	291,102
52	295,127
53	296,303
54	298,957
55	302,947
56	304,297
57	308,263
58	309,732
59	312,506
60	317,561
61	318,044
62	321,939
63	323,722
64	327,587
65	329,501
66	332,451
67	336,267
68	338,384
69	342,166
70	344,423
71	347,506
72	352,464
73	353,609
74	357,294
75	359,917
76	363,560
77	366,337
78	369,616
79	373,193
80	376,208
81	379,738
82	382,916
83	386,342
84	389,799

SCHEDULE 3 Page 8

MSN 44425

Period	Total Minimum Principal
0
1	$219,957
2	228,317
3	223,111
4	231,379
5	226,318
6	227,911
7	215,993
8	211,411
9	219,705
10	215,280
11	217,212
12	231,576
13	221,238
14	229,300
15	225,280
16	233,246
17	229,393
18	231,451
19	239,272
20	235,673
21	243,394
22	239,969
23	242,121
24	260,484
25	246,628
26	254,089
27	236,961
28	241,176
29	241,201
30	243,364
31	247,569
32	247,718
33	251,915
34	252,150
35	254,410
36	262,425
37	258,896
38	263,065
39	263,525
40	267,682
41	268,237

SCHEDULE 3 Page 9

42	270,641
43	274,776
44	275,479
45	279,597
46	280,402
47	282,914
48	290,140
49	287,896
50	291,967
51	293,039
52	297,090
53	298,274
54	300,946
55	304,962
56	306,321
57	310,312
58	311,791
59	314,583
60	319,671
61	320,157
62	324,078
63	325,872
64	329,763
65	331,689
66	334,658
67	338,500
68	340,631
69	344,437
70	346,709
71	349,812
72	354,803
73	355,955
74	359,664
75	362,304
76	365,971
77	368,766
78	372,066
79	375,667
80	378,702
81	382,255
82	385,454
83	388,903
84	392,382

SCHEDULE 3 Page 10

EXHIBIT
[FORM OF NOTICE OF BORROWING]
NOTICE OF BORROWING
___________ __, 2023
UMB Bank, National Association, as Facility Agent
for the Lenders parties to the Loan Agreement
referred to below
Ladies and Gentlemen:
The undersigned refers to the Term Loan Agreement dated or to be dated on or about March 16, 2023 (as amended, supplemented or otherwise modified, the “Loan Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, Sun Country Airlines Holdings, Inc., as guarantor, certain Lenders party thereto, UMB Bank, National Association, not in its individual capacity but solely as Facility Agent and UMB Bank, National Association, not in its individual capacity but solely as Security Trustee and as Account Bank, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Loan Agreement, that the undersigned hereby wishes to make the Borrowing, and in that connection sets forth below the information relating to the Borrowing:
(i)    The Business Day of the Borrowing is _________ __, 2023, which shall be a U.S. Government Securities Business Day.
(ii)    The aggregate amount of the Borrowing is $_________.
(iii)    The Borrowing relates to the following Aircraft:
[_______________]
(iv)    The proceeds of the Loans are to be remitted by the Facility Agent to [specify account information].
[To induce each of the Lenders to make Loans under the Loan Agreement notwithstanding that the Loan Agreement has not yet become effective, we hereby agree to compensate each Lender for any loss, cost and expense attributable to the failure of such Loans to be borrowed on ___________, 2023 for any reason (other than a breach by such Lender of its obligations to make such Loans), such compensation to consist of any SOFR Breakage, determined in the manner contemplated in Section 5.04(a) of the Loan Agreement.]

Very truly yours, SUN COUNTRY, INC. By: Name: Title:

EXHIBIT A Page 1

EXHIBIT B
[FORM OF MORTGAGE AND SECURITY AGREEMENT]

EXHIBIT B Page 1

EXHIBIT C
[FORM OF ASSIGNMENT AND ASSUMPTION]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Facility Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:
2. Assignee:
[and is an Affiliate of [identify Lender]1]
3. Company:	Sun Country, Inc.
4. Facility Agent:	UMB Bank, National Association, not in its individual capacity but solely as the facility agent under the Loan Agreement

_____________________________
1    Select as applicable.

EXHIBIT C Page 1

5. Loan Agreement:	The $119,200,000 Term Loan Agreement dated as of March 16, 2023 among Sun Country, Inc., Sun Country Airlines Holdings, Inc., as guarantor, the Lenders party thereto, UMB Bank, National Association, not in its individual capacity but solely as Facility Agent and UMB Bank, National Association, not in its individual capacity but solely as Security Trustee and as Account Bank
6. Loan Agreement:	The Assignee represents and warrants that it [would/would not] have been entitled to make the certification contemplated in Section 5.02(b) of the Loan Agreement had it been a Lender prior to the first day of the relevant Interest Period.
7. Assigned Loan:

Aggregate Amount of Loans for all Lenders*	Amount of / Loans Assigned[1]	Percentage Assigned of Loans[2]
$	$	%
$	$	%

[8. Trade Date:	][3]

Effective Date: _____________ ___, _____ [TO BE INSERTED BY THE FACILITY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
*    Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
2     Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.
3     To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

EXHIBIT C Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title:
ASSIGNEE [NAME OF ASSIGNEE] By: Name: Title:
Accepted: UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Facility Agent By: Name: Title:
[Consented to: SUN COUNTRY, INC. By: Name: Title:][4]

4 If the consent of the Company is required pursuant to Section 13.04.

EXHIBIT C Page 3

ANNEX 1
[EXHIBIT C]
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company in respect of any Loan Document or (iv) the performance or observance by the Company of its obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it meets all requirements of an Eligible Assignee under the Loan Agreement (subject to receipt of such consents as may be required under the Loan Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.04(a) or 8.04(b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agents or any other Lender; and (b) agrees that (i) it will, independently and without reliance on the Agents, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (including, without limitation, the forms required by Section 5.05(e) of the Loan Agreement).
2.    Payments. From and after the Effective Date, the Facility Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or email shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT C Page 4